Exhibit 99.1

HUMANA RETIREMENT SAVINGS PLAN

Amended and Restated

Effective January 1, 2022

i

v

ARTICLE 1 — PURPOSES, NAME AND EFFECTIVE DATE

1.1	PURPOSES OF PLAN.

The purposes of the Plan are to provide a source of retirement income and to encourage and assist qualified Employees in maintaining a regular savings program on a before-tax and/or an after-tax basis. This Plan has been designed to help provide additional benefits to qualified Employees at the time of retirement, disability, or termination of service, or for their Beneficiaries in the event of their death. The Plan is a profit sharing plan intended to qualify under Code section 401(a), contains a cash or deferred arrangement intended to qualify under Code section 401(k), permits irrevocable contributions to designated Roth accounts intended to qualify under Code section 402A, and provides for employer contributions that are intended to qualify under Code section 401(m). This Plan shall be maintained for the exclusive benefit of Employees of the Sponsoring Employer and each Related Employer that adopts the Plan pursuant to due authorization of the Sponsoring Employer.

1.2	SPONSORING EMPLOYER AND NAME OF PLAN.

(a) Humana Inc., a Delaware corporation with its principal place of business in Louisville, Kentucky is the Sponsoring Employer of this, the Humana Retirement Savings Plan (the “Plan”). On March 1, 1976, the Sponsoring Employer adopted the Humana Thrift Plan, which was amended and restated from time to time thereafter (The Humana Thrift Plan as it existed immediately prior to the merger on February 28, 1992 and the subsequent amendment and restatement thereof which was effective March 1, 1993 is known as the “Prior Thrift Plan”). On August 31, 1983, the Sponsoring Employer adopted the Humana Basic Retirement Plan, which was amended and restated from time to time thereafter (The Humana Basic Retirement Plan as it existed immediately prior to the merger on February 28, 1992 and subsequent amendment and restatement thereof which was effective March 1, 1993 is known as the “Prior Retirement Plan”). Effective February 28, 1993, the Prior Thrift Plan and the Prior Retirement Plan were merged in the form of the Humana Retirement and Savings Plan, which has been amended and restated from time to time thereafter. Effective March 1, 1993, due to the restructuring of the Sponsoring Employer, the Plan was divided into two separate plans, with the Plan continuing to be maintained by the Sponsoring Employer and with Galen Health Care, Inc. establishing and maintaining a similar plan. Effective January 1, 2002, the Sponsoring Employer amended and restated the Plan, which has been amended and restated each year thereafter. The name of the Plan was changed from the “Humana Retirement and Savings Plan” to the “Humana Retirement Savings Plan” effective January 1, 2011.

(b) The Plan has been amended and restated to comply with the requirements of the Uruguay Round Agreements Act (“GATT”), the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000 (“GUST”), the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), the Pension Protection Act of 2006 (“PPA”), the Setting Every Community Up for Retirement Enhancement (“SECURE”) Act of 2019, as well as subsequent legislative and regulatory enactments. The Plan has been amended to comply with final regulations issued under Code sections 401(a)(9), 401(k), 401(m), and 415. Effective January 1, 2008, the Plan was amended to add a qualified automatic contribution arrangement under Code section 401(k)(13) with enrollment at 4% and the maximum escalation schedule at 6%. The enrollment and escalation schedule was revised effective January 1, 2013, to increase the escalation schedule to 8%, revised effective January 1, 2015, to increase the escalation schedule to 10%, revised effective January 1, 2018, to begin enrollment at 3%, and revised effective January 1, 2021 to increase the escalation schedule to 15%. Effective April 1, 2011, the Plan was amended to include those provisions necessary to enable Participants to make Roth style contributions to the Plan.

(c) The Plan was amended and restated effective December 1, 2011, to add an employee stock ownership plan ( ESOP ) component, which is intended to qualify as a stock bonus plan under Code section 401(a) and an employee stock ownership plan within the meaning of Code section 4975(e). The ESOP component of the plan is designed to invest exclusively in “qualifying” employer securities as defined in Code sections 4975(e)(8) and 409(l) and ERISA section 407(d)(5) and shall consist of such securities acquired and held in the Plan and any accounts or investment funds created to hold such securities, and any earnings thereon. The ESOP component is designed to allow for pass-through to Participants and Beneficiaries of dividends on shares of Common Stock qualifying as “qualifying” employer securities pursuant to Code sections 4975(e)(8) and 409(l) and ERISA section 407(d)(5), with an option to reinvest such amounts.

1.3	EFFECTIVE DATE OF RESTATEMENT.

Unless a different date is specified in the Plan or in a Plan amendment, the provisions of this restated Plan document are generally effective as of January 1, 2022. However, any Plan provision necessary to comply with the requirements of federal legislation or regulations, which requirements have an earlier required effective date, including such requirements as applicable to any Plan that has merged with and into this Plan, shall be effective retroactively to the date required by the applicable law or regulation, even if the required effective date precedes the date on which such merged plans merged with and into this Plan. In any case where a provision of the Plan has an effective date later than January 1, 2022, the language of the Plan as in effect immediately prior to this restatement shall continue to apply until such later effective date.

1.4	DEFINED TERMS.

Capitalized terms set forth in this document have the meanings assigned to those terms in Article 20 and in the Appendices of the Plan, unless the context clearly provides otherwise.

1.5	RIGHTS OF FORMER PARTICIPANTS.

The rights of any Participant whose employment terminated before any amendment of this Plan (or any such Participant’s Beneficiary) shall be determined by the provisions of this Plan as in effect at the time of the termination of employment, unless specifically otherwise provided herein or otherwise necessary to maintain the qualified status of the Plan under Code section 401(a) or to comply with the requirements of ERISA.

1.6	PLAN INFORMATION.

The Sponsoring Employer s federal employer identification number is 61-0647538. The Plan has been assigned Plan Number 002. The Plan was included in Cycle C of the Internal Revenue Service s five-year remedial amendment period cycle, which has been discontinued for individually designed plans. The Plan last filed for an updated determination letter on January 30, 2014, and received a favorable determination letter dated March 19, 2015.

ARTICLE 2 — ELIGIBILITY FOR PARTICIPATION

2.1	DATE EMPLOYEES BECOME PARTICIPANTS.

(a) Employees Eligible. Each Employee will become a Participant and eligible to make Pretax Contributions to a Pretax Contribution Account, Roth Contributions to a Roth Account, and After-Tax Contributions to an After-Tax Account beginning on the first day the employee performs an Hour of Service as an Employee for an Employer. Each Employee will be eligible to receive Matching Contributions beginning on the first date the Employee makes Eligible Deferral Contributions to a Pretax Contribution Account or a Roth Account.

(b) Eligibility of Rehired Employees. A Participant eligible to make or receive contributions as provided in Section 2.1(a) who incurs a Termination of Employment and again becomes an Employee with an Employer shall become a Participant for purposes of making or receiving those contributions effective as of the date of the Employee’s rehire.

(c) Eligible for Other Plan. Notwithstanding any other provision of this Plan to the contrary, no Employee of an Employer is eligible for Participation in this Plan so long as he is eligible to participate in any other defined contribution retirement plan sponsored by an Employer, the Sponsoring Employer, or a Nonparticipating Employer for the services performed as an Employee to the Employer.

2.2	COMMENCEMENT OF PARTICIPATION.

(a) Participant Enrollment. A Participant who is not automatically enrolled in the Plan as provided in Section 2.2(b) or who elects not to make Pretax Contributions, Roth Contributions, and/or After-Tax Contributions when first eligible may begin making Pretax Contributions, Roth Contributions, and/or After-Tax Contributions by properly completing an authorization, in the form and manner prescribed by the Plan Administrator, (i) to begin making Pretax Contributions, Roth Contributions, and/or After-Tax Contributions to the Plan as provided in Article 3, and (ii) to direct the investment of such contributions and any Matching Contributions thereon as provided in Article 4. If a Participant properly completes an authorization to begin making Pretax Contributions, Roth Contributions, and/or After-Tax Contributions to the Plan but does not direct the investment of such contributions and any Matching Contributions thereon, then the Participant shall be enrolled in the Plan and the authorized contributions shall be invested as provided in Section 4.3(c). All such authorizations shall become effective for the payroll period commencing as soon as practicable after a completed authorization is received by the Plan Administrator, or its delegate.

(b) Qualified Automatic Contribution Arrangement. Notwithstanding the above to the contrary, an Employee who is eligible to be a Participant and who has not made an affirmative election to (i) have Pretax Contributions made in accordance with Section 3.1(a)(1), (ii) have Roth Contributions made in accordance with Section 3.2(a), or (iii) not have any Pretax Contributions or Roth Contributions made on his behalf will be automatically enrolled in the Plan and will have Pretax Contributions made on his behalf in accordance with Section 3.1(a)(2). Prior to or, for newly hired Employees, coincident with being automatically enrolled, the Employee will be given a notice setting forth the terms of the Qualified Automatic Contribution Arrangement and the Participant’s right to make his own participation election. An election not to participate or to participate at a different amount shall be made in the form and manner prescribed by the Plan Administrator. Employees shall be automatically enrolled as follows:

(1) New Hires. For any Employee hired on or after January 1, 2008, Pretax Contributions shall automatically be made in accordance with Section 3.1(a)(2) beginning on the Employee’s date of hire, which shall be that Employee’s Automatic Enrollment Date.

(2) Active Employees. For any Employee hired before January 1, 2008, who is eligible to be a Participant and who has not made an affirmative election in this Plan to (i) have Pretax Contributions made in accordance with Section 3.1(a)(1), or (ii) not have any Pretax Contributions made on his behalf, Pretax Contributions shall automatically be made in accordance with Section 3.1(a)(2) beginning with the first payroll paid on or after January 1, 2008, which shall be that Employee’s Automatic Enrollment Date.

(3) Rehired Employees. For any rehired Employee who was an Automatic Enrollment Participant in this Plan and who had automatic Pretax Contributions made to the Plan on his behalf in the Plan Year preceding or including the Participant’s rehire date, that Employee’s Automatic Enrollment Date shall be the Employee’s original date of hire and the Employee shall be automatically enrolled to make automatic Pretax Contributions at that Employee’s applicable Qualified Percentage based on that Employee’s original Automatic Enrollment Date. All other rehired Employees shall be treated as new hires pursuant to Section 2.2(b)(1) for purposes of this Section 2.2 and Section 3.1(a).

(4) Transferred Employees. For any person who is employed by a Nonparticipating Employer, transfers employment to an Employer as an Employee, and is then eligible to be a Participant, Pretax Contributions shall automatically be made in accordance with Section 3.1(a)(2) beginning with the first payroll paid on or after the first date the employee performs an Hour of Service to an Employer as an Employee, which payroll date shall be that Employee’s Automatic Enrollment Date.

(c) Changes in Enrollment. A Participant may modify an existing Deferral Contribution or After-Tax Contribution election in accordance with the applicable requirements of Section 2.3 or Article 3.

2.3	SUSPENSION OF PRETAX, ROTH, AND AFTER-TAX CONTRIBUTIONS.

A Participant may elect to suspend Pretax Contributions, Roth Contributions, and/or After-Tax Contributions for a period designated by the Participant by properly completing a written notice in the form and manner prescribed by the Plan Administrator. Suspended Pretax Contributions, Roth Contributions, and/or After-Tax Contributions may be resumed in accordance with Sections 3.1(e) or 3.2(e) as a change of Deferral Contribution amount or Section 3.3(a) as a change of After-Tax Contribution amount.

2.4	PROVISIONS OF PLAN AND TRUST AGREEMENT BINDING ON PARTICIPANTS.

Upon becoming a Participant, a Participant and his Beneficiaries shall be bound then and thereafter by the terms of the Plan and the Trust Agreement, including all amendments thereto, as well as all interpretations made by the Plan Administrator of the Plan, Trust Agreement, and amendments thereto.

2.5	CHANGE IN EMPLOYMENT STATUS.

(a) Any Participant who becomes ineligible to participate in the Plan because the Participant no longer meets the definition of Employee shall not continue to be an active Participant in the Plan until such time as the definition of Employee is again met. Any deferral elections in effect at the time the Participant becomes ineligible to participate in the Plan will be cancelled on the date the Participant becomes ineligible and will have no further force or effect.

(b) During the period the Participant does not meet the definition of an Employee, but is still employed by an Employer or a Nonparticipating Employer, (i) no Deferral Contributions, After-Tax Contributions, or Employer Contributions may be made by or on behalf of the Participant, and (ii) the Participant’s Account Balances will continue to be determined as provided in Article 4.

(c) If a person employed by an Employer does not meet the definition of an Employee, but later meets the definition of an Employee, such person shall immediately become a Participant if the eligibility requirements of Section 2.1 have been satisfied. If a person employed by a Nonparticipating Employer transfers employment and becomes an Employee of an Employer, such person shall immediately become a Participant if the eligibility requirements of Section 2.1 have been satisfied.

(d) A person does not incur a Termination of Employment when he (i) continues to be employed by an Employer but fails to meet the definition of an Employee, or (ii) transfers employment from an Employer to a Nonparticipating Employer.

ARTICLE 3 — CONTRIBUTIONS BY PARTICIPANTS AND EMPLOYERS

3.1	PRETAX CONTRIBUTIONS.

Subject to the restrictions and limitations of Article 10:

(a) Regular Pretax Contributions.

(1) Elective Pretax Contributions. Each Participant may elect to defer a portion of income to be contributed to a Pretax Contribution Account by an Employer on the Participant’s behalf. Elective Pretax Contributions shall be in any amount between 1% and 6% of the Participant’s Plan Compensation for the Plan Year, specified in an integral percentage of Plan Compensation or, if permitted by the Plan Administrator, a specified dollar amount, except that the amount is reduced to the extent of all elective Roth Contributions the Participant elects to make.

(2) Qualified Automatic Contribution Arrangement. An automatic Pretax Contribution in the Qualified Percentage shall be made to a Pretax Contribution Account by an Employer on behalf of each Automatic Enrollment Participant unless and until the Automatic Enrollment Participant affirmatively elects to cease being an Automatic Enrollment Participant by electing (1) not to participate in the Qualified Automatic Contribution Arrangement, or (2) to make an elective Pretax Contribution pursuant to Section 3.1(a)(1) or an elective Roth Contribution pursuant to Section 3.2(a). The Qualified Percentage for Automatic Enrollment Participants shall be:

(A) 3% of Plan Compensation for the first Plan Year that includes the Automatic Enrollment Participant’s Automatic Enrollment Date and the immediately following Plan Year;

(B) 4% of Plan Compensation for the Plan Year following the latest Plan Year described in Section 3.1(a)(2)(A);

(C) 5% of Plan Compensation for the Plan Year following the Plan Year described in Section 3.1(a)(2)(B);

(D) 6% of Plan Compensation for the Plan Year following the Plan Year described in Section 3.1(a)(2)(C);

(E) 7% of Plan Compensation for the Plan Year following the Plan Year described in Section 3.1(a)(2)(D);

(F) 8% of Plan Compensation for the Plan Year following the Plan Year described in Section 3.1(a)(2)(E);

(G) 9% of Plan Compensation for the Plan Year following the Plan Year described in Section 3.1(a)(2)(F);

(H) 10% of Plan Compensation for the Plan Year following the Plan Year described in Section 3.1(a)(2)(G);

(I) 11% of Plan Compensation for the Plan Year following the Plan Year described in Section 3.1(a)(2)(H);

(J) 12% of Plan Compensation for the Plan Year following the Plan Year described in Section 3.1(a)(2)(I);

(K) 13% of Plan Compensation for the Plan Year following the Plan Year described in Section 3.1(a)(2)(J);

(L) 14% of Plan Compensation for the Plan Year following the Plan Year described in Section 3.1(a)(2)(K); and

(M) 15% of Plan Compensation for the Plan Year following the Plan Year described in Section 3.1(a)(2)(L) and each Plan Year thereafter.

Notwithstanding the foregoing, the Qualified Percentage for any Automatic Enrollment Participant who was an Automatic Enrollment Participant on December 31, 2017, will not be less than the Qualified Percentage that was in effect for that Automatic Enrollment Participant as of December 31, 2017 (due to the change in beginning auto enrollment percentage at 3% instead of 4% effective January 1, 2018).

EXAMPLE: By way of clarification example and for the avoidance of doubt, a Participant whose Automatic Enrollment Date occurs in the 2022 Plan Year at a Qualified Percentage rate of 3% and who does not make an affirmative election to no longer participate or to participate at a different contribution rate shall have his contribution percentage increased to the following percentages beginning with the first payroll paid on or after the following corresponding adjustment dates:

Percentage	Adjustment Date	Percentage	Adjustment Date
4%	January 1, 2024	10%	January 1, 2030
5%	January 1, 2025	11%	January 1, 2031
6%	January 1, 2026	12%	January 1, 2032
7%	January 1, 2027	13%	January 1, 2033
8%	January 1, 2028	14%	January 1, 2034
9%	January 1, 2029	15%	January 1, 2035

(3) Return of Automatic Contributions. Any Automatic Enrollment Participant may elect within 90 days of the Participant’s Automatic Enrollment Date, in the form and manner prescribed by the Plan Administrator, to not participate in the Qualified Automatic Contribution Arrangement and make a withdrawal of the Participant’s Pretax Contributions that were deducted because the Participant was an Automatic Enrollment Participant, as adjusted for allocable gains or losses to the date of distribution. Upon properly making such an election, the Participant will cease to be an Automatic Enrollment Participant and may elect to make regular Pretax Contributions as provided in Section 3.1(a)(1) or Roth Contributions pursuant to Section 3.2(a). To the extent any Matching Contributions have been made with respect to Pretax Contributions that are returned to a Participant pursuant to this Section 3.1(a)(3), such Matching Contributions shall be forfeited as of the date of distribution of the Participant’s Pretax Contributions and shall constitute a Forfeiture as provided in Section 5.4.

(4) Notice. The Qualified Automatic Contribution Arrangement is intended to satisfy the safe harbor nondiscrimination requirements of Code sections 401(k)(13) and 401(m)(12). In compliance therewith, the Employer shall provide each eligible Employee with notice of the Employee’s rights and obligations under the Plan within a reasonable period of time before the beginning of each Plan Year (or, in the Plan Year an Employee first becomes eligible, on or before his date of hire), in accordance with the requirements of Code sections 401(k)(12) and (13).

(5) Affirmative Election. An Automatic Enrollment Participant shall cease being an Automatic Enrollment Participant on the date an affirmative election is made to (1) not to participate in the Qualified Automatic Contribution Arrangement, or (2) to make an elective Pretax Contribution pursuant to Section 3.1(a)(1) or an elective Roth Contribution pursuant to Section 3.2(a). An affirmative election by an Automatic Enrollment Participant with a future effective date is an affirmative election to make contributions at the contribution rate in effect on the date the election is made and to change that affirmative election on the specified future effective date.

(6) Rehired Participant. Upon rehire of an Employee who was an Automatic Enrollment Participant and who had automatic Pretax Contributions made to the Plan on his behalf in the Plan Year preceding or including the Participants rehire date, the Participant shall be reinstated as an Automatic Enrollment Participant and resume automatic Pretax Contributions in the Qualified Percentage determined as though the Automatic Enrollment Participant had remained continuously employed.

(b) Voluntary Pretax Contributions. Each Participant making the maximum elective Pretax Contribution allowed under Section 3.1(a)(1) and/or the maximum elective Roth Contribution allowed under Section 3.2(a) may additionally elect in writing in the form and manner prescribed by the Plan Administrator to make voluntary Pretax Contributions in integral percentages of Plan Compensation or, if permitted by the Plan Administrator, a specified dollar amount, up to an additional 29% of Plan Compensation, for a total maximum Pretax Contribution of 35% of Plan Compensation.

(c) Catch-Up Pretax Contributions. Each Participant who has contributed the maximum allowable regular and voluntary Pretax Contributions and/or the maximum allowable regular and voluntary Roth Contributions and who has attained age 50 before the close of a Plan Year shall be eligible to make catch-up Pretax Contributions up to an additional 35% of his Plan Compensation, in accordance with and subject to the restrictions and limitations of Code section 414(v). Notwithstanding anything herein to the contrary, catch-up Pretax Contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415 (that is, the dollar limitation on Deferral Contributions contained in Section 10.1(b)(1) and the dollar limitation on annual additions contained in Section 10.3). Furthermore, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such catch-up Pretax Contributions (that is, the Top Heavy Plan provisions in Section 10.4).

(d) Payroll Deduction. Pretax Contributions shall be made by payroll deduction and shall be paid directly by an Employer to the Trust as soon as reasonably and administratively practicable following the date the deferrals are deducted from the Participant’s Plan Compensation pursuant to the Participant’s authorization or automatic enrollment, as applicable. If a Participant does not receive Plan Compensation for a pay period, no Pretax Contribution shall be made for such pay period, nor shall an additional Pretax Contribution be made in a later pay period to compensate for the deficiency except as provided in Section 3.1(e).

(e) Changes to Pretax Contributions. A Participant may elect to change the amount of his Pretax Contribution for future payroll periods as provided in this Section 3.1. The change in Pretax Contribution shall be effective as soon as reasonably and administratively practicable following the Participant properly completing the change in the form and manner prescribed by the Plan Administrator.

3.2	ROTH CONTRIBUTIONS.

Subject to the restrictions and limitations of Article 10:

(a) Elective Roth Contributions. Each Participant may elect to defer a portion of income to be contributed to a designated Roth Contribution Account by an Employer on the Participant’s behalf. Elective Roth Contributions shall be in any amount between 1% and 6% of the Participant’s Plan Compensation for the Plan Year, specified in an integral percentage of Plan Compensation or, if permitted by the Plan Administrator, a specified dollar amount, except that the amount is reduced to the extent of all elective Pretax Contributions the Participant elects to make.

(b) Voluntary Roth Contributions. Each Participant making the maximum elective Roth Contribution allowed under Section 3.2(a) and/or the maximum elective Pretax Contribution allowed under Section 3.1(a)(1) may additionally elect in writing in the form and manner prescribed by the Plan Administrator to make voluntary Roth Contributions in integral percentages of Plan Compensation or, if permitted by the Plan Administrator, a specified dollar amount, up to an additional 29% of Plan Compensation, for a total maximum Roth Contribution of 35% of Plan Compensation.

(c) Catch-Up Roth Contributions. Each Participant who has contributed the maximum allowable regular and voluntary Roth Contributions and/or the maximum allowable regular and voluntary Pretax Contributions and who has attained age 50 before the close of a Plan Year shall be eligible to make catch-up Roth Contributions up to an additional 35% of Plan Compensation, in accordance with and subject to the restrictions and limitations of Article 10 and Code section 414(v). Notwithstanding anything herein to the contrary, catch-up Roth Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415 (that is, the dollar limitation on Deferral Contributions contained in Section 10.1(b)(1) and the dollar limitation on annual additions contained in Section 10.3). Furthermore, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such catch-up Roth Contributions (that is, the Top Heavy Plan provisions in Section 10.4).

(d) Payroll Deduction. Roth Contributions shall be made by payroll deduction and shall be paid directly by an Employer to the Trust as soon as reasonably and administratively practicable following the date the deferrals are deducted from the Participant’s Plan Compensation pursuant to the Participant’s authorization. If a Participant does not receive Plan Compensation for a pay period, no Roth Contribution shall be made for such pay period, nor shall an additional Roth Contribution be made in a later pay period to compensate for the deficiency except as provided in Section 3.2(e).

(e) Changes to Roth Contributions. A Participant may elect to change the amount of his Roth Contribution for future payroll periods as provided in this Section 3.2. The change in Roth Contribution shall be effective as soon as reasonably and administratively practicable following the Participant properly completing the change in the form and manner prescribed by the Plan Administrator.

(f) Allocations. No Forfeitures will be allocated with respect to Roth Contributions or in a Roth Account.

(g) Separate Accounting. The Plan will maintain a Roth Account to which will be allocated all Roth Contributions, if any, under the Plan, and income, losses, appreciation and depreciation attributable thereto. No Pretax Contributions, Matching Contributions, or After-Tax Contributions will be allocated to a Roth Account. Roth Contributions will not be reclassified at any time as Pretax Contributions, and Pretax Contributions will not be reclassified as Roth Contributions except to the extent provided in Section 6.4(e).

3.3	AFTER-TAX CONTRIBUTIONS.

Subject to the restrictions and limitations of Article 10:

(a) Amount of After-Tax Contributions. Each Participant may elect to make After-Tax Contributions to the Trust for the Participant’s After-Tax Account. A Participant’s election as to the amounts to be contributed by the Participant may be revoked or changed at any time. A Participant’s After-Tax Contributions for a Plan Year shall not exceed 2% of the Participant’s Plan Compensation for that Plan Year. No Employee or Participant shall be required to make After-Tax Contributions as a condition for participation or continued participation in the Plan.

(b) Payroll Deduction and Changes. After-Tax Contributions and any elections to change After-Tax Contributions shall be made by payroll deduction. A Participant may elect to change the amount of his After-Tax Contribution for future payroll periods as provided in this Section 3.3. The change in After-Tax Contribution shall be effective as soon as reasonably and administratively practicable following the Participant properly completing the change in the form and manner prescribed by the Plan Administrator.

(c) Allocations. No Contributions by the Employer or Forfeitures will be allocated with respect to After-Tax Contributions. Investment earnings (or losses) will be allocated to After-Tax Accounts in the same manner provided for all other Accounts.

3.4	MATCHING CONTRIBUTIONS.

Subject to the restrictions and limitations of Article 10:

(a) Eligibility. Each Employer shall make a Matching Contribution to the Trust for each Participant in its employment who made Eligible Deferral Contributions to the Plan in an amount equal to 125% of the amount of the Participant’s Eligible Deferral Contributions that does not exceed 6% of the Participant’s Plan Compensation, calculated per pay period beginning with the first pay period that begins coincident with or immediately following the date the Participant makes Eligible Deferral Contributions to the Plan. Matching Contributions made on or after January 1, 2008, are deemed to be matching safe harbor contributions for purposes of Treasury Regulations sections 1.401(k)-1(e)(7) and 1.401(m)-1(c)(2) or any successor regulations thereto.

(b) Form and Timing. Matching Contributions may be made in cash, Common Stock, or a combination thereof. Although the Employer may pay Matching Contributions on a periodic basis throughout the Plan Year, the Employer shall contribute an amount sufficient to bring the Participant’s Matching Contributions for the Plan Year up to the maximum amount authorized under this Section by the Sponsoring Employer prior to the Sponsoring Employer’s federal income tax return filing date, in order to “true-up” the Matching Contribution for the Plan Year.

3.5	PROFIT SHARING CONTRIBUTIONS.

Subject to the restrictions and limitations of Article 10:

(a) Profit Sharing Contribution. As of the last day of the Plan Year, or any other Valuation Date selected by the Plan Administrator, an Employer may make a Profit Sharing Contribution to the Trust, in an amount to be determined by the contributing Employer and approved by the Sponsoring Employer, to be allocated to the Profit Sharing Contribution Account of each Participant who meets the allocation requirements of subsection (c), regardless of whether the Participant makes any Pretax Contributions or Roth Contributions for the Plan Year. Profit Sharing Contributions may be made on behalf of any Employee who meets the eligibility requirements of Section 2.1.

(b) Timing of Contribution. Profit Sharing Contributions will be made for each Plan on the Valuation Date selected by the Plan Administrator, which may be after the last day of the Plan Year, and must be paid to the Trust as provided in Section 3.9.

(c) Allocation Requirements. A Profit Sharing Contribution may be allocated only to the Profit Sharing Contribution Account of a Participant eligible for an allocation described in the applicable provisions of Section C.2 of Appendix C as of the last Valuation Date of the period for which the Profit Sharing Contribution is made.

3.6	ROLLOVER CONTRIBUTIONS.

(a) Rollover Contributions Generally. An Employee may make a written request to the Plan Administrator that the Employee be allowed to transfer to the Trust a Rollover Contribution received by such Employee, or to which such Employee is entitled, from an Eligible Retirement Plan. All such requests shall contain information concerning the type of property constituting the Rollover Contribution and a statement, satisfactory to the Plan Administrator, that the property constitutes a Rollover Contribution. The Plan Administrator, in its sole discretion, shall determine whether or not the Employee shall be entitled to make a Rollover Contribution. In the event the Plan Administrator permits an Employee to make a Rollover Contribution, such amount shall be transferred by (or on behalf of) the Employee to the Trust and credited to that Employee’s Prior Plan/Rollover Account.

(b) Roth Rollover Contributions. Notwithstanding Section 3.6(a), at the direction of the Plan Administrator, and in accordance with such rules as the Plan Administrator may establish from time to time, the Trustee may accept a Roth Rollover Contribution to the Trust from an Eligible Retirement Plan. The Trustee will allocate the amount of any Roth Rollover Contribution to the Participant’s Roth Rollover Account to the extent permitted under the rules of Code section 402(c). The Plan Administrator, in its sole discretion, shall determine whether or not the Employee shall be entitled to make a Roth Rollover Contribution. In the event the Plan Administrator permits an Employee to make a Roth Rollover Contribution, such amount shall be transferred by (or on behalf of) the Employee to the Trust.

(c) Rollovers of Outstanding Loans in Connection With Transactions. If an Employer acquires a group of Employees in connection with a merger, stock acquisition, asset purchase, or similar transaction that makes their employer a Related Employer, an acquired Employee may make a Rollover Contribution that includes outstanding loans subject to the following:

(1) No Rollover Contribution that includes more than two loans will be accepted for rollover into the Plan.

(2) Repayment of all rollover loans will be by payroll deduction and loans will be reamortized, if necessary, to reflect repayment by payroll according to the Participant’s Employer’s payroll periods.

(3) General purpose loans will be reamortized, if necessary, to require full repayment of the loan no later than five years after the original date of the loan.

(4) Loans used to acquire a dwelling unit to be used as the Participant’s principal residence will be reamortized, if necessary, to require full repayment of the loan no later than ten years after the original date of the loan.

(5) In no event may the repayment period for any rollover loan be reamortized to extend beyond its original repayment term.

(6) Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may determine whether or not an Employee may make a Rollover Contribution that includes an outstanding loan.

(7) Loans included in Rollover Contributions will be administered in accordance with Article 7.

3.7	CONTRIBUTIONS FOLLOWING QUALIFIED MILITARY SERVICE.

Notwithstanding any provision of this Plan to the contrary, Contributions with respect to Qualified Military Service will be provided in accordance with Code section 414(u). Accordingly, for any Participant who is reemployed on or after December 12, 1994, immediately following a period of Qualified Military Service, the Employer shall:

(a) Retirement Contribution and Profit Sharing Contribution. Make a Retirement Contribution or Profit Sharing Contribution on behalf of such Participant for the period during which the Participant was absent for Qualified Military Service to the extent the Retirement Contribution or Profit Sharing Contribution would have been made had the Participant remained continuously employed by the Employer; provided, however, that the Retirement Contribution or Profit Sharing Contribution will be made within the lesser of five years or three times the length of absence for Qualified Military Service, from the date of reemployment.

(b) Deferral Contributions and After-Tax Contributions. Allow the Participant to make up Deferral Contributions pursuant to Sections 3.1 and 3.2 and After-Tax Contributions pursuant to Section 3.3 for the period during which the Participant was absent for Qualified Military Service to the extent those Contributions could have been made had the Participant remained continuously employed by the Employer; provided, however, that these make-up Contributions must be made within the lesser of five years or three times the length of absence for Qualified Military Service from the date of reemployment. The limitations specified in Article 10 will be applied to the make-up Contributions as if the Contributions had been made during the period the Participant was absent for Qualified Military Service to which the deferral relates, taking into account all other contributions actually made during that period.

(c) Matching Contributions. Make a Matching Contribution for each Participant who makes up Deferral Contributions pursuant to subsection (b) above to the extent the Matching Contribution would have been made pursuant to Section 3.4 had the Deferral Contribution been made during the period for which the Participant was absent for Qualified Military Service; provided, however, that the Matching Contribution shall be made within the lesser of five years or three times the length of absence for Qualified Military Service, from the date of reemployment.

(d) Special Rules. Except to the extent provided in subsection (b) above, the make-up Contributions made pursuant to this Section will not be subject to the limitations set forth in Article 10 for the Plan Year in which they are made. A Participant eligible to receive a distribution because he is deemed to have a Termination of Employment due to Qualified Military Service may not make a Deferral Contribution during the six-month period beginning on the date of the distribution. For the purpose of calculating the amount of any make-up Contributions to be made under this Section or the limitations applicable under Articles 3 and 10, the Participant’s Plan Compensation for the period during which the Participant is absent for Qualified Military Service shall be the amount of Plan Compensation the Participant would have received had the Participant remained continuously employed, unless this amount cannot be determined with reasonable certainty, in which case the Participant’s Plan Compensation shall be the average Plan Compensation received by the Participant during (i) the 12-month period immediately preceding the period of absence for Qualified Military Service, or (ii) the Participant’s employment, if less than 12 months. No Forfeitures or earnings will be allocated with respect to make-up Contributions made pursuant to this Section to the extent such Forfeitures or earnings relate to the period of absence for Qualified Military Service.

3.8	LIMITATIONS AND RESTRICTIONS ON CONTRIBUTIONS.

Notwithstanding anything in this Article 3 to the contrary, all Pretax Contributions, Roth Contributions, After-Tax Contributions, Matching Contributions, Profit Sharing Contribution, and Retirement Contributions shall be subject to the limits and restrictions set forth in Sections 3.7(d) and 8.2(c)(3) and Article 10.

3.9	PAYMENT OF EMPLOYER CONTRIBUTIONS TO TRUST.

Employer Contributions for a Plan Year shall be made to the Trust no later than the time prescribed by law.

3.10	RETURN OF EMPLOYER CONTRIBUTIONS.

(a) Mistake of Fact. In the event an Employer Contribution, or a portion thereof, is made by reason of a mistake of fact, the Sponsoring Employer may direct the Trustee to return that Employer Contribution, or the portion thereof, provided, the amount must be returned within one year after the payment of the Contribution to the Trust.

(b) Deductibility of Employer Contributions. All Employer Contributions shall be deemed made conditioned upon the deductibility of the Contribution under Code section 404. To the extent such deduction is disallowed, the Sponsoring Employer may direct the Trustee to return the disallowed portion (or all if the entire Contribution is disallowed), provided, the disallowed amount must be returned within one year after the disallowance of the deduction.

(c) Special Rules. Anything in this Section to the contrary notwithstanding, (i) no earnings on an Employer Contribution shall be returned to an Employer and losses on the Contribution shall reduce the amount to be returned and (ii) no return of an Employer Contribution allocated to a Participant’s Retirement Account or Matching Contribution Account shall be made to the extent that the Account would be reduced to less than the balance in the Account had the Retirement Contribution or Matching Contribution to be returned not been made.

3.11	CORRECTING ADMINISTRATIVE ERRORS.

(a) If, with respect to any Plan Year, an administrative error results in a Participant’s Account not being properly credited with the amounts of Employer Contributions, Deferral Contributions, After-Tax Contributions, or earnings on any such amounts, corrective Employer contributions or account reallocations may be made in accordance with this Section. Solely for the purpose of placing any affected Participant’s Account in the position that the Account would have been in had no error been made:

(1) An Employer may make additional contributions to such Participant’s Account, including qualified nonelective contributions or qualified matching contributions; or

(2) The Plan Administrator may reallocate existing contributions to the Accounts of affected Participants.

(b) In addition, with respect to any Plan Year, if an administrative error results in an amount being credited to an Account for a Participant or any other individual who is not otherwise entitled to such amount, corrective action may be taken by the Employer, including a direction by the Employer to forfeit amounts erroneously credited (with such Forfeiture to be used to reduce future Employer Contributions or other contributions to the Plan or to pay reasonable Plan expenses), reallocate such erroneously credited amounts to other Participants’ Accounts, or take such other corrective action as necessary under the circumstances. Any Plan administration error may be corrected using any appropriate correction method permitted under the Employee Plans Compliance Resolution System (or any successor procedure), the Voluntary Fiduciary Correction Program (or any successor procedure), or any other appropriate program as determined by the Plan Administrator in its discretion.

ARTICLE 4 — ALLOCATIONS TO ACCOUNTS

4.1	ALLOCATIONS OF CONTRIBUTIONS TO ACCOUNTS.

Contributions made on behalf of each Participant shall be allocated to the Participant’s Accounts as of the first Valuation Date reasonably and administratively practicable following the date such contributions are made to the Trust. Notwithstanding the foregoing, in any Plan Year during which the Plan is a Top Heavy Plan, the allocation of Employer Contributions to Participants’ Accounts will be subject to Section 10.4.

4.2	DETERMINATION OF ACCOUNT BALANCES INVESTED IN FUNDS.

(a) Valuation of Daily Priced Funds. The Funds shall be valued at fair market value as of each Valuation Date. Notwithstanding any other provision of the Plan, to the extent that Participants’ Accounts are invested in mutual funds or other assets for which daily pricing is available (“Daily Pricing Media’’), all amounts contributed to the Fund will be invested at the time of the actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. In addition, each Participant’s Accounts will be: (i) credited with all contributions made by him or on his behalf as well as amounts transferred to the Plan on his behalf; and (ii) debited with the amount of any withdrawal or distribution made to him or on his behalf, or any other deduction or adjustment made to his Account, pursuant to any provision of this Plan. The provisions of Sections 4.2(b) and 4.2(c) shall apply only to the extent, if any, that assets of the Fund are not invested in Daily Pricing Media.

(b) Valuation of Other Funds. Each Participant’s Accounts will be credited with all Contributions made by him or on his behalf as well as amounts transferred to the Plan on his behalf. Except as provided in Section 4.2(a), the Accounts of each Participant will also be credited, as of each Valuation Date, with the Participant’s share of the net investment income and any realized and unrealized capital gains of the Funds that occurred since the last Valuation Date. Except to the extent otherwise reflected in the value of mutual fund shares, such Participant’s share of such income will be that portion of the total net investment income and capital gains of each such Fund which bears the same ratio to such total as the balance of his Participant Accounts attributable to each such Fund on the preceding Valuation Date bears to the aggregate of the balances of all Participant Accounts attributable to each such Fund as of the preceding Valuation Date.

(c) Debits to Accounts. Each Participant’s Accounts will be debited with the amount of any forfeiture made pursuant to Article 5, any distribution made to him or on his behalf pursuant to Article 6, any loan made to him pursuant to Article 7, any withdrawal made by him pursuant to Article 8, and any other reductions or adjustments to his Accounts made pursuant to any other provision of the Plan. Except as provided in Section 4.2(a), the Accounts of each such Participant will also be debited, as of each Valuation Date, with the Participant’s share of any realized and unrealized losses, including capital losses, of the Funds that occurred since the last Valuation Date. Except to the extent otherwise reflected in the value of mutual fund shares, the Participant’s share of any realized and unrealized losses, including capital losses, will be that portion of the total realized and unrealized losses of each such Fund which bear the same ratio to such total as the balance of his Participant Accounts attributable to each such Fund on the preceding Valuation Date bears to the aggregate of the balances of all Participant Accounts attributable to each such Fund as of the preceding Valuation Date.

(d) Applicable Valuation Date. For purposes of investment elections and changes in investment elections, the applicable Valuation Date shall be the daily Valuation Date established in accordance with rules established by the Plan Administrator. Whenever an adjustment, deduction, distribution, or withdrawal is made from a Participant’s Account, the amount of the adjustment, deduction, distribution, or withdrawal is made from a Participant’s Account, the amount of the adjustment, deduction, distribution, or withdrawal will be based on the value of the Account determined as of the date of the adjustment, deduction, distribution, or withdrawal. Whenever a loan to a Participant is made, the amount of such loan shall be based on the value of his Accounts as of the Valuation Date determined in accordance with Article 7.

4.3	PARTICIPANT ELECTION OF INVESTMENT OF CONTRIBUTIONS AND ACCOUNTS IN FUNDS.

(a) Direction to Invest Contributions in Funds. A Participant may direct, in the form and manner prescribed by the Plan Administrator, the portion of Contributions made on behalf of the Participant to be invested in each Fund in any increment prescribed by the Plan Administrator and shall remain in effect until a subsequent election is made in accordance with the terms of this Section 4.3. The total of all such investment directions shall equal 100% of the Contributions amount. Each Participant may change the investment direction as of any Valuation Date, in increments as described above and in the form and manner prescribed by the Plan Administrator. Such changes in investment direction shall be effective as soon as administratively practicable and shall apply to any Contributions made to the Plan thereafter. The investment direction under this Section 4.3(a) also shall apply to amounts transferred to the Plan and placed in a Prior Plan/Rollover Account. Restructuring of the investment allocation with respect to Accounts in which Contributions and transfer amounts are held may be effective as provided in Section 4.3(b).

(b) Restructuring Investment Allocation of Funds in Accounts. Notwithstanding the above to the contrary, a Participant may direct, in the form and manner prescribed by the Plan Administrator, to restructure the investment allocation of Funds in the Participant’s Accounts, including any amounts in his Account invested in the Humana Unitized Stock Fund, by electing to have the investment allocations in his Account transferred from one or more Funds to any another Fund or Funds pursuant to any asset allocation, as selected by the Participant (or Beneficiary, if the Participant is deceased), in any increment prescribed by the Plan Administrator, provided that the allocation totals 100%. The restructuring shall be effective as soon as reasonably and administratively practicable following the Trustee’s receipt of a properly completed election, and shall remain in effect until a subsequent election is made in accordance with the terms of this Section 4.3.

(c) Qualified Default Investment Alternative. Notwithstanding anything in this Section 4.3 to the contrary, the Account of each Participant, including an Automatic Enrollment Participant, who does not otherwise properly provide investment directions for those Accounts as prescribed herein will be invested in the Qualified Default Investment Alternative unless and until the Participant properly provides investment direction otherwise as provided herein.

(d) Dividends on Common Stock. In accordance with Section 4.9, cash dividends on Common Stock in a Participant’s Account shall be reinvested in the Humana Unitized Stock Fund unless the Participant elects to receive a distribution of such cash dividends pursuant to the election procedure described in Section 4.9.

4.4	POWER OF PARTICIPANTS TO DIRECT INVESTMENT OF ACCOUNTS IN SELF-DIRECTED BROKERAGE ACCOUNTS.

(a) Election To Invest Accounts. Each Participant may elect to have all or any portion of the Participant’s Accounts allocated to a Self-Directed Brokerage Account and invested in investment vehicles other than the Funds. The Participant’s investment direction with respect to the Participant’s Self-Directed Brokerage Account shall remain in effect until changed by the Participant pursuant to subsequent directions given in the form and manner prescribed by the Plan Administrator.

(b) Expenses of Self-Directed Brokerage Accounts. All earnings (or losses) and expenses (which shall include but shall not be limited to brokerage fees, commissions, or Account administration 16 fees) of each Self-Directed Brokerage Account shall be determined separately and credited or debited to each Self-Directed Brokerage Account, and all other adjustments provided herein shall be made to such Self-Directed Brokerage Account. Prior to distribution of any Self-Directed Brokerage Account, the Plan Administrator shall liquidate the investments of a Self-Directed Brokerage Account to the extent necessary to pay any unpaid expenses of the Self-Directed Brokerage Account.

(c) Investment Restrictions on Self-Directed Brokerage Accounts. The Plan Administrator, at its discretion, may restrict the investments available under a Self-Directed Brokerage Account.

4.5	ADDITIONAL PROVISIONS CONCERNING ACCOUNTS.

(a) Responsibility for Accounts. All Accounts shall be established, and records concerning all Accounts shall be maintained, by the Plan Administrator or some other person or entity designated by the Plan Administrator. The Trustee shall invest the Trust without segregating assets among Employers or Accounts, subject to the requirements of Section 4.6.

(b) Fund Transfers. Transfers, made pursuant to Participant elections under Sections 4.3 and 4.4, to (or from) a Fund shall be reflected in the Participant’s Account at the value of the Fund units on the date the purchase or sale is consummated (regardless of the date the election was made and regardless of the value as of any Valuation Date).

(c) ERISA Section 404(c). The Plan is intended to be an “ERISA section 404(c) plan” with respect to a Participant investment direction of the Participant’s Accounts in the Funds or a Self-Directed Brokerage Account. The Plan Administrator shall be the fiduciary identified to furnish the information required by the regulations under section 404(c) of ERISA.

(1) The Funds and the options under a Self-Directed Brokerage Account shall be determined by the Plan Administrator in its discretion in such a way as to provide Participants with a broad range of investment alternatives as described in the regulations under section 404(c) of ERISA. Notwithstanding the foregoing, the Plan Administrator shall specify the Funds and Self-Directed Brokerage Account options available to Participants such that Plan Participants may at all times choose from at least three investment alternatives (i) each of which is diversified, (ii) each of which has materially different risk and return characteristics, (iii) which in the aggregate enable the Participant by choosing among them to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Participant, and (iv) each of which when combined with investments in the three alternatives tends to minimize through diversification the overall risk of the investments of a Participant’s Accounts.

(2) As it may deem necessary or desirable, the Plan Administrator also may modify a Fund offering or investment option as well as the frequency or manner of giving investment directions. Notwithstanding any other restriction as to the frequency of giving investment directions imposed by the Plan Administrator, Participants shall be able to give investment directions at least once in each calendar quarter with respect to the three investment alternatives described above. With respect to any other investment alternative, any restriction on the frequency of giving investment directions shall comply with the requirements of the regulations under section 404(c) of ERISA.

4.6	HUMANA UNITIZED STOCK FUND.

In addition to the investment options designated by the Plan Administrator, Accounts may be invested in an investment option that shall be maintained under the Plan as provided in this Section 4.6 which Fund shall be known as the Humana Unitized Stock Fund. Effective December 1, 2011, the Humana Unitized Stock Fund shall be held in the ESOP component of the Plan.

(a) Although unitized for Plan recordkeeping purposes effective April 1, 2002, the Humana Unitized Stock Fund shall be maintained in whole shares of Common Stock and such cash as deemed necessary and advisable by the Trustee (or the Humana Unitized Stock Fund Fiduciary) in order to provide the necessary monies for exchanges or redemptions, subject to any limitations specified in the Trust Agreement. A liquidity target range for the cash portion of the Humana Unitized Stock Fund shall be established by the Sponsoring Employer acting as Plan sponsor. Same day exchanges in Common Stock in the Humana Unitized Stock Fund may be suspended for a time if there is an imbalance in sales and purchases of Common Stock and net sales significantly exceed the targeted liquidity level. The Humana Unitized Stock Fund shall not be eliminated as a Fund under the Plan other than through an amendment of the Plan by the Sponsoring Employer acting as Plan sponsor.

(b) The Sponsoring Employer intends that the Humana Unitized Stock Fund be a permanent feature of the Plan and continue to be invested exclusively in Common Stock as provided in this Section 4.6 without regard to (i) the diversification of assets, (ii) the risk profile of investments in Common Stock, (iii) the amount of income provided by Common Stock, or (iv) the fluctuation in the fair market value of Common Stock, unless the Humana Unitized Stock Fund Fiduciary, using an abuse of discretion standard, determines from reliable public information that there is a serious question concerning the Sponsoring Employer’s short-term viability as a going concern. For purposes of the foregoing sentence, a bankruptcy filing would raise a serious question concerning the Sponsoring Employer’s short-term viability as a going concern only if the Humana Unitized Stock Fund Fiduciary were to determine that, in light of a proposed restructuring in bankruptcy and other factors, it was unlikely there would be any meaningful distribution to the Plan as a stockholder of the Sponsoring Employer.

4.7	VOTING OR TENDERING COMMON STOCK.

(a) Procedures. The following provisions shall apply to a Participant voting or tendering Common Stock:

(1) Each Participant is, for purposes of this Section 4.7(a), hereby designated a “named fiduciary,” within the meaning of section 403(a)(1) of ERISA with respect to (i) the number of shares of Common Stock attributable to his Accounts and (ii) for purposes of Section 4.7(a)(2), his proportionate share (as determined pursuant to Section 4.7(a)(2) or 4.7(a)(3), as applicable) of that portion of the shares of Common Stock attributable to all Participants’ Accounts for which Participants do not give timely instructions as described in such Section (such proportionate share being determined at the respective times such fiduciary rights are exercisable as set forth below).

(2) Each Participant shall have the right to instruct the Trustee in writing as to the manner in which to vote (i) the shares of Common Stock attributable to his Accounts, and (ii) his proportionate share (as determined in the last sentence of this Section 4.7(a)(2)) of that portion of the shares of Common Stock (of whatever class) attributable to all Participants’ Accounts for which Participants do not give timely instructions (as described in Section 4.7(b)), at any shareholders’ meeting of the Sponsoring Employer. An individual’s proportionate share of shares of Common Stock for purposes of clause (ii) of the preceding sentence shall be a fraction, the numerator of which shall be the number of shares of Common Stock which are attributable to such individual’s Accounts for which he provides instructions to the Trustee and the denominator of which shall be the number of shares of Common Stock attributable to all Participants’ Accounts for which instructions are provided to the Trustee.

(3) Each Participant shall have the right (as described in Section 4.7(c)) to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of Common Stock attributable to his Accounts. The Trustee shall follow the direction of those Participants who provide timely instructions to the Trustee.

(b) Shareholders Meetings. The Sponsoring Employer shall use its best efforts to timely distribute or cause to be distributed to each Participant the information distributed to shareholders of the Sponsoring Employer in connection with any shareholders’ meeting, together with a form requesting confidential instructions to the Trustee on how such shares of Common Stock shall be voted on each such matter. Upon timely receipt of such instructions, the Trustee shall, on each such matter, vote as directed the appropriate number of shares (including fractional shares) of Common Stock. The instructions received by the Trustee from individual Participants shall be held by the Trustee in strict confidence and shall not be divulged to any person, including employees, officers and directors of the Sponsoring Employer or any affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by or to the Trustee to or from a recordkeeper, auditor or other person providing services to the Plan if such person (i) is not the Sponsoring Employer, an affiliate or any employee, officer or director thereof, and (ii) agrees not to divulge such directions to any other person, including employees, officers and directors of the Sponsoring Employer and its affiliates.

(c) Tender or Exchange Offers. The Sponsoring Employer shall use its best efforts to timely distribute or cause to be distributed to each Participant the information distributed to shareholders of the Sponsoring Employer in connection with any tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of such Common Stock. If, and to the extent that, the Trustee shall not have received timely instructions from any individual given a right to instruct the Trustee with respect to certain shares by Section 4.7(a)(3), such individual shall be deemed to have timely instructed the Trustee not to tender or exchange such shares. The instructions received by the Trustee from individual Participants shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including employees, officers and directors of the Sponsoring Employer or any affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed to or by the Trustee to or from a recordkeeper, auditor or other person providing services to the Plan if such person (i) is not the Sponsoring Employer, an affiliate or any employee, officer or director thereof, and (ii) agrees not to divulge such instructions to any other person, including employees, officers and directors of the Sponsoring Employer and its affiliates.

(d) De Minimis Tender. Notwithstanding anything in this Section 4.7 to the contrary, with respect to any public tender offer: (i) that is made for the purchase or exchange of less than 5% of the outstanding shares of Common Stock and (ii) with respect to which the tender offer price is less than the closing price of Common Stock on the New York Stock Exchange on the date the tender offer is publicly announced, the Trustee shall not provide tender instructions to Participants or otherwise follow the procedures described above in paragraphs (a) through (c). However, the Trustee shall follow the direction of the Humana Unitized Stock Fund Fiduciary.

4.8	ESOP DIVERSIFICATION.

(a) Notwithstanding the diversification opportunities afforded Participants in Section 4.3(b) to comply with Code section 401(a)(35), for the avoidance of doubt and compliance with Code section 401(a)(28), a Participant who has attained age 55, has completed at least ten years of Participation in the Plan, and whose ESOP Common Stock Account contains Eligible Stock (as hereinafter defined) the Fair Market Value of which, determined as of the Valuation Date immediately preceding the first day such Participant is eligible to make a diversification election, exceeds five hundred dollars ($500), may elect within 90 days after the close of each Plan Year during the Election Period (as hereinafter defined) to direct the Plan as to the diversification of up to 25% of the Eligible Stock in his ESOP Common Stock Account

less the number of shares that have previously been diversified pursuant to this Section 4.8; provided that in the case of the last Plan Year during the Election Period, the Participant may elect to diversify up to 50% of the Eligible Stock in his ESOP Common Stock Account less the number of shares that have previously been diversified pursuant to this Section 4.8. If a Participant’s employment terminated prior to attaining age 55 but such Participant had completed at least ten years of Participation as of such termination of employment, such Participant shall be permitted to make a diversification election in accordance with the terms of this Section 4.8 on and after the date the Participant reaches age 55 with respect to any amounts then remaining in his ESOP Common Stock Account.

(b) For purposes of this Section, “Election Period” means the period of six consecutive Plan Years beginning with the later of the Plan Year in which the Participant attained age 55 or completed ten years of Participation in the Plan.

(c) For purposes of this Section 4.8, “Eligible Stock” as of the end of any Plan Year means the total number of shares of Common Stock that have ever been allocated a Participant’s ESOP accounts provided, however, that in no case may a Participant diversify more shares of Common Stock for any diversification election than the number of shares attributable to the Participant’s ESOP accounts.

(d) The diversification election shall be satisfied by the Participant electing to: (i) transfer the portion of his ESOP Common Stock Account as to which diversification is elected (the “Diversified Amount”) among the Funds in whole percentages of 1% or more; or (ii) to receive a distribution of the portion of the Diversified Amount, if eligible. Any such transfer of investment or distribution shall be implemented or made no later than the 180th day after the close of the Plan Year in which the Participant’s election is made. Any such distribution shall be in the form of Common Stock or cash as elected by the Participant, in accordance with the provisions of Section 6.3(a)(4).

(e) Notwithstanding anything in this Section 4.8 to the contrary, a Participant may elect to diversify any investment amount in his ESOP Common Stock Account according to Section 4.3.

4.9	DIVIDEND WITHDRAWAL OR REINVESTMENT.

(a) Effective as of December 1, 2011, Participants may elect either: (1) to receive a distribution in cash of all cash dividends paid with respect to Common Stock attributable to the Participant’s ESOP Common Stock Account, to be distributed as soon as administratively practicable following the date the dividends are paid to the Plan, but in no event later than 90 days after the end of the Plan Year in which the dividends are paid to the Plan, or (2) to have such cash dividends reinvested in the Account with respect to which such dividends were paid, where they shall be reinvested in the Humana Unitized Stock Fund.

(b) The election described in this Section 4.9 shall be made in accordance with the written, electronic or telephonic method prescribed by the Plan Administrator. Such an election made by a Participant shall remain in effect for all subsequent cash dividends paid with respect to Common Stock attributable to the Participant’s ESOP Common Stock Account, but the Participant may change his or her election at any time. Such an election must be made with respect to all future cash dividends paid with respect to Common Stock attributable to the Participant’s ESOP Common Stock Account, and may not be made merely with respect to a portion of such dividends. The Plan Administrator may establish procedures governing the time when such elections, or modifications of such elections, will be effective.

(c) In the absence of such an election of a Participant to receive a distribution of cash dividends as provided in this Section, the Committee shall presume that the Participant has elected that such dividends shall remain in the ESOP Common Stock Account with respect to which such dividends are attributable and be reinvested in the Humana Unitized Stock Fund.

ARTICLE 5 — VESTING OF ACCOUNTS

5.1	AUTOMATICALLY VESTED ACCOUNTS.

A Participant shall always be fully vested in (i) the Contributions allocated to his Retirement Account, Pretax Contribution Account, Roth Account, and After-Tax Account, (ii) the Rollover Contributions and any elective deferrals under a Merged Plan allocated to his Prior Plan/Rollover Account; (iii) the Roth Rollover Contributions accepted by the Trustee and allocated to his Roth Rollover Account; (iv) the Roth Conversions Contributions allocated to his Roth Conversion Account; (v) the qualified nonelective contributions and qualified matching contributions allocated to his Accounts; and (vi) any earnings credited to these Accounts on the date of distribution.

5.2	VESTING IN EMPLOYER CONTRIBUTIONS.

(a) Vesting in Matching Contributions. A Participant who completes two Years of Vesting Service shall be fully vested in the Matching Contributions allocated to his Matching Contribution Account.

(b) Vesting in Profit Sharing Contributions. A Participant will be vested in the Profit Sharing Contributions allocated to his Profit Sharing Contribution Account according to the vesting schedule specified for that Profit Sharing Contribution in Section C.2 of Appendix C.

(c) Vesting in Prior Employer Matching Contributions. A Merged Participant shall be vested in employer matching contributions of his prior employer allocated to his Prior Plan/Rollover Account according to the vesting schedule specified for that Merged Participant in Section B.2 of Appendix B.

(d) Crediting Years of Vesting Service. For purposes of vesting in Matching Contributions under Section 5.2(a), Profit Sharing Contributions under Section 5.2(b), and employer matching contributions of a prior employer allocated to a Prior Plan/Rollover Account under Section 5.2(c), except as hereinafter provided, an Employee shall be credited with a Year of Vesting Service for each 12-month period beginning on the date the Employee first performs an Hour of Service to an Employer as an Employee and continuing throughout the Employee’s period of Service, but shall not include any period of severance during which the Employee performs no services to an Employer as an Employee, subject to the following:

(1) Breaks in Service. Notwithstanding the foregoing, if an Employee has a Termination of Employment but performs an Hour of Service prior to incurring a Break in Service, the period of severance will be credited as a period of service to an Employer as an Employee in determining the Participant’s Years of Vesting Service. Years of Vesting Service shall not include the following:

(A) Years After Five Consecutive Breaks in Service. Years of Vesting Service credited after five consecutive Breaks in Service shall not be credited in determining the vesting percentage of the contributions credited to a Participant’s Matching Contribution Account or the matching contributions of a prior employer credited to a Merged Participant’s Prior Plan/Rollover Account before the Breaks in Service.

(B) Years Before Five Consecutive Breaks in Service. In the case of a Participant who, upon Termination of Employment, has no vested interest in any Accounts, Years of Vesting Service before a Participant’s (or Merged Participant’s) Break in Service shall not be taken into account in determining the Participant’s (or Merged Participant’s) vested percentage in such balances if the number of consecutive Breaks in Service equals or exceeds the greater of five consecutive Breaks in Service, or the aggregate number of Years of Vesting Service prior to such Breaks in Service.

(2) Acquisitions. In the event that an Employer acquires a group of Employees in connection with a merger, stock acquisition, asset purchase, or similar transaction, or the Plan Administrator permits the transfer of the Employees’ accounts from another qualified plan, the prior service with the Employees’ predecessor employer will be included in calculating Years of Vesting Service unless the Employer, at its sole discretion, determines otherwise. A list of acquired Employees who have received prior service credit is set forth in Appendix B, Section B.4.

(3) Service to a Nonparticipating Employer. Credit for service to a Nonparticipating Employer shall be determined under Section 17.4.

(4) Service to an Associated Company. In determining an Employee’s Years of Vesting Service, service to an Associated Company shall be treated as Service as though the Associated Company was an Employer if (i) the service to the Associated Company immediately preceded or immediately follows the Employee’s Service; and (ii) the service to the Associated Company would otherwise qualify as Service if the Associated Company were an Employer.

(5) Service Contract Act. If an Employer enters into a contract subject to the requirements of the federal McNamara-O’Hara Service Contract Act (“SCA”), Employees hired in connection with that contract and who are subject to the protection of the SCA will have Years of Vesting Service credited if and to the extent required by the SCA or any contract subject to the requirements of the SCA entered into by an Employer covering the Employee’s employment by the Employer.

(6) Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, service credit with respect to Qualified Military Service will be provided in accordance with Code section 414(u).

5.3	FULL VESTING EVENTS.

(a) Notwithstanding the provisions of Section 5.2, a Participant shall be entitled to 100% of the value of Matching Contributions allocated to his Matching Contribution Account, Profit Sharing Contributions allocated to his Profit Sharing Account, any employer matching contributions of his prior employer allocated to his Prior Plan/Rollover Account, and Prior Matching Contributions allocated to his After-Tax Account, including the proportionate share of the net gains or losses on such contributions, regardless of his Years of Vesting Service upon any of the following dates occurring while the Participant is actively employed by an Employer: (i) the Participant’s Normal Retirement Date; (ii) the date the Participant becomes Disabled, as determined by the Plan Administrator; or (iii) the Participant’s date of death. For purposes of clauses (ii) and (iii), a Participant who becomes Disabled or dies while performing Qualified Military Service shall be deemed to be actively employed by an Employer on the date of such Disability or death.

(b) A Participant who is 100% vested in the value of his Matching Contribution Account and After-Tax Account attributable to Prior Matching Contributions, including the proportionate share of the net gains or losses on such contributions, on November 30, 2011, shall be 100% vested in the value of his Matching Contribution Account and After-Tax Account attributable to Prior Matching Contributions, including the proportionate share of the net gains or losses on such contributions, made to the Plan on or after December 1, 2011.

(c) Effective December 1, 2011, a Participant shall be fully vested in all amounts attributable to dividends on Common Stock that, pursuant to the Participant’s actual or presumed election as described in Section 4.9, are reinvested in the ESOP Common Stock Account.

(d) Any Participant included in a group of Employees identified in Appendix C, Section C.1, shall be entitled to 100% of the value of the corresponding Accounts identified in that Section C.1, including the proportionate share of the net gains or losses on such contributions, regardless of his Years of Vesting Service.

5.4	FORFEITURES AND UNCLAIMED BENEFITS.

(a) Forfeiture of Nonvested Portion of Participant Accounts. If a Participant separates from service before becoming 100% vested in any Matching Contributions allocated to his Matching Contribution Account, Profit Sharing Contributions allocated to his Profit Sharing Account, or employer matching contributions of his prior employer allocated to his Prior Plan/Rollover Account, the nonvested portions of the Participant’s Matching Contribution Account and Prior Plan/Rollover Account shall be forfeited to the Plan as of the Valuation Date coincident with or immediately following: (i) the date the Participant receives a distribution of the vested portion of his Accounts; or (ii) the date the Participant incurs five consecutive Breaks in Service. For purposes of administrative convenience, the Plan Administrator may delay Forfeiture under clause (ii) until the last day of the calendar quarter following the date the Participant incurs five consecutive Breaks in Service.

(b) Use of Forfeitures. Forfeitures during each Plan Year shall be applied, as directed by the Plan Administrator in its sole discretion, no later than as of the last day of such Plan Year to: (i) restore amounts previously forfeited to the Plan by Participants but required to be reinstated upon resumption of employment pursuant to Section 5.4(c); (ii) reduce and be applied toward any Employer Contributions; (iii) pay Plan expenses, to the extent not paid by an Employer; (iv) to correct an error made in allocating amounts to Participants’ Accounts or resolve any claim filed under the Plan, provided that no Forfeitures are allocated to any Roth Account; or (v) allocate to Participants’ Accounts in the proportion that each Participant’s Plan Compensation for the Plan Year bears to the Plan Compensation of all Participants for the Plan Year, provided that no Forfeitures are allocated to any Roth Account.

(c) Restoration of Forfeited Participant Accounts. If the vested portion of a Participant’s Accounts has been distributed in accordance with Section 6.2(a) (including a deemed zero dollar distribution), and the non-vested portion of his Accounts has been forfeited to the Plan in accordance with Section 5.4(a), the Participant’s non-vested portion of his Accounts shall be restored (without any adjustment for earnings, losses, or interest) if:

(1) the Participant again becomes an Employee of an Employer before incurring five consecutive Breaks in Service; and

(2) the Participant repays the amount of the distribution, if any, he or she received no later than 5 years after the date of reemployment.

(d) Determining Unclaimed Benefits. Any Benefit distributable to or on behalf of a Participant or Beneficiary which is not claimed shall be determined as of the Valuation Date selected by the Plan Administrator and invested in the same Funds, or similar Funds, as determined by the Plan Administrator, as previously invested.

(1) Forfeiture of Unclaimed Benefit. If the Participant or Beneficiary with respect to which such Benefit remains unclaimed cannot be located after reasonable efforts at the time the Benefit becomes distributable, such Benefit shall be forfeited to the Plan as Forfeitures and used to decrease the Employer Contribution by such Participant’s Employer for the Valuation Date coincident with or next succeeding the fifth consecutive Break In Service or such later date as the Plan Administrator may decide.

(2) Subsequent Claim for Benefit. If the Participant or a Beneficiary presents to the Plan Administrator a valid claim for any Benefit forfeited to the Plan under Section 5.4(d)(1), the Plan Administrator shall cause the forfeited Benefit to be restored (along with earnings from the date of forfeiture to the date of restoration) first from Forfeitures and then from Employer Contributions. Expenses incurred in the attempt to locate such Participant or Beneficiary may be charged against the Benefit of such Participant or Beneficiary or shall be paid as otherwise provided in Section 14.8.

ARTICLE 6 — DISTRIBUTION OF BENEFITS

6.1	SPOUSAL CONSENT.

Any portion of a Participant’s Benefit from a Money Purchase Account that is subject to the qualified joint and survivor annuity provisions of Code section 401(a)(11) because the Participant has a Spouse on the date of distribution shall be paid in the form of a Qualified Joint and Survivor Annuity unless the Participant completes a Qualified Election described in Section 6.3(c)(3).

6.2	TIME OF DISTRIBUTION OF BENEFIT.

(a) Distributions Upon Termination of Employment. Subject to the cash-out provisions of Section 6.5, the employment transfer rules of Section 2.5 and Article 17, and the minimum distribution rules of Code section 401(a)(9) and Section 6.2(d), a Benefit distributable upon Termination of Employment (other than by reason of death, Disability, or retirement on or after the Participant’s Normal Retirement Date) shall be distributed or distribution shall commence as soon as reasonably and administratively practicable following such termination and receipt of the terminated Participant’s distribution election in the form and manner prescribed by the Plan Administrator. Solely for purposes of this Section 6.2(a), a Participant on leave for Qualified Military Service for a period of at least 30 days shall be deemed to have Termination of Employment to the extent required under Code section 414(u)(12).

(b) Distributions Upon Retirement or Disability. Subject to the cash-out provisions of Section 6.5 and the minimum distribution rules of Code section 401(a)(9) and Section 6.2(d), a Benefit distributable to a Participant who retires on or after his Normal Retirement Date or who becomes Disabled shall be distributed, or distribution shall commence, as soon as reasonably and administratively practicable following the date the Participant retires on or after his Normal Retirement Date or becomes Disabled and receipt of the retired or Disabled Participant’s distribution election in the form and manner prescribed by the Plan Administrator.

(c) Distributions Upon Death. The Benefit of a Participant who dies shall be distributed, or shall commence to be distributed, to the Participant’s Beneficiary as soon as reasonably and administratively practicable following the later of (i) the Participant’s date of death; or (ii) the date elected by the Participant’s Beneficiary. Notwithstanding the foregoing, distribution of a deceased Participant’s Benefit shall commence no later than the Required Beginning Date for such Benefit. If a Participant dies after distribution of the Participant’s Benefit has commenced, the remaining portion of such Benefit shall continue to be distributed at least as rapidly as under the method of distribution in effect immediately prior to the Participant’s death. If there is no Eligible Designated Beneficiary as of September 30 of the year after the year of the Participant’s death eligible for distribution of the Participant’s Benefit, the minimum amount that must be distributed to any Beneficiary for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy (using the Single Life Table set forth in Treas. Reg. § 1.401(a)(9)-9) calculated using the age of the Participant in the year of death, reduced by one for each subsequent year. In addition, the following provision shall apply with respect to any Participant who dies on or after January 1, 2020:

(1) Definitions. For purposes of this Section 6.2(c), the following definitions apply:

(A) Designated Beneficiary means a Beneficiary that is a “designated beneficiary” within the meaning of Code section 401(a)(9)(E)(i) and Treas. Reg. § 1.401(a)(9)-4.

(B) Eligible Designated Beneficiary means a Beneficiary that is an “eligible designated beneficiary” within the meaning of Code section 401(a)(9)(E)(ii) and applicable regulations issued thereunder.

(C) Non-designated Beneficiary means a Beneficiary that is not a Designated Beneficiary.

(D) Non-eligible Designated Beneficiary means a Designated Beneficiary who is not an Eligible Designated Beneficiary.

(2) Distributions to a Non-designated Beneficiary. Regardless of whether distribution of the Participant’s Benefit has commenced, if a Participant dies with an Account Balance and his Beneficiary is a Non-designated Beneficiary (including if a Participant’s Beneficiary is his estate pursuant to Section 9.3), the Participant’s entire Benefit distributable to the Non-designated Beneficiary shall be distributed to the Non-designated Beneficiary no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Distributions to a Non-eligible Designated Beneficiary. Regardless of whether distribution of the Participant’s Benefit has commenced, if a Participant dies with an Account Balance and his Beneficiary is a Non-eligible Designated Beneficiary, the Participant’s entire Benefit distributable to the Non-eligible Designated Beneficiary shall be distributed to the Non-eligible Designated Beneficiary no later than December 31 of the calendar year containing the tenth anniversary of the Participant’s death.

(4) Distribution to an Eligible Designated Beneficiary If Participant Dies After Benefit Commences. If there is an Eligible Designated Beneficiary as of September 30 of the year after the year of the Participant’s death eligible for distribution of the Participant’s Benefit, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death to the Eligible Designated Beneficiary is the quotient obtained by dividing the Participant’s Account Balances by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Eligible Designated Beneficiary (using the Single Life Table set forth in Treas. Reg. § 1.401(a)(9)-9), determined as follows:

(A) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant’s surviving Spouse is the Participant’s sole Eligible Designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent year.

(C) If a Participant’s Eligible Designated Beneficiary is not solely the Participant’s Spouse, each Eligible Designated Beneficiary’s remaining life expectancy is calculated using the age of that Eligible Designated Beneficiary in the year of the Participant’s death, reduced by one for each subsequent year.

(5) Distribution to an Eligible Designated Beneficiary If Participant Dies Before Benefits Commence. If a Participant dies before distribution of the Participant’s Benefit has commenced and his Beneficiary is an Eligible Designated Beneficiary, the Participant’s entire Benefit shall be distributed to the Eligible Designated Beneficiary no later than December 31 of the calendar year containing the tenth anniversary of the Participant’s death, except to the extent that an election is made by an Eligible Designated Beneficiary to receive distributions in accordance with Section 6.2(c)(5)(A) or 6.2(c)(5)(B).

(A) If a Participant’s Eligible Designated Beneficiary is not solely the Participant’s Spouse, distributions may be made in substantially equal installments to each Eligible Designated Beneficiary over the remaining life expectancy of that Eligible Designated Beneficiary, commencing no later than December 31 of the calendar year immediately following the calendar year in which the Participant died.

(B) If the Participant’s sole Eligible Designated Beneficiary is the Participant’s surviving Spouse, the date distributions are required to commence in accordance with Section 6.2(c)(5)(A) shall not be earlier than the later of: (i) December 31 of the calendar year immediately following the calendar year in which the Participant died; or (ii) December 31 of the calendar year in which the Participant would have attained (a) age 72 if the Participant was born on or after July 1, 1949, or (b) age 70 1/2 if the Participant was born before July 1, 1949.

(C) If the Participant had not elected the method of distribution prior to the Participant’s death, the Eligible Designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would have commenced under Section 6.2(c)(5), or (ii) December 31 of the calendar year which contains the tenth anniversary of the date of the Participant’s death. If the Participant has no Eligible Designated Beneficiary by September 30 of the year following the year of the Participant’s death, distribution must be made as provided in Section 6.2(c)(2) or (3), as applicable. If the Participant has an Eligible Designated Beneficiary by September 30 of the year following the year of the Participant’s death, but the Eligible Designated Beneficiary does not elect a method of distribution, distribution of the Participant’s entire interest in the Plan must be completed by the December 31 of the calendar year containing the tenth anniversary of the Participant’s death.

(D) For purposes of this Section 6.2(c)(5), for purposes of calculating the life expectancy of a designated Beneficiary, the Single Life Table set forth in Treas. Reg. § 1.401(a)(9)-9 shall be used.

(6) Death of Surviving Spouse. If the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of Section 6.2(c)(5) shall apply as if the surviving Spouse were the Participant, except for the provisions of Section 6.2(c)(5)(A).

(7) Commencement. For purposes of this Section 6.2(c), distribution of a Participant’s Benefit is deemed to commence on the Participant’s Required Beginning Date, or if Section 6.2(c)(6) applies, the date distribution is required to commence to the surviving Spouse pursuant to Section 6.2(c)(5)(B); provided, however, if distribution in the form of an annuity has irrevocably commenced prior to the Participant’s Required Beginning Date, the Participant’s Benefit is considered to commence on the date distribution actually commences.

(d) Minimum Distributions.

(1) Amounts. If the Participant’s Benefit is to be distributed in required minimum amounts pursuant to this Section 6.2(d) or pursuant to Section 6.2(c)(5), then the amount to be distributed each distribution calendar year must be at least an amount equal to the lesser of: (i) the quotient obtained by dividing the Participant’s Account Balances by the distribution period in the Uniform Life Table set forth in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or (ii) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balances by the number in the Joint and Last Survivor Table set forth in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year. If the Participant’s Benefit is to be distributed in the form of an annuity, distributions thereunder shall be made in accordance with the requirements of Code section 401(a)(9) and Treas. Reg. § 1.401(a)(9)-6. Notwithstanding any other provision of the Plan to the contrary, required minimum distributions shall be made in accordance with Code section 401(a)(9).

(2) Required Commencement. Notwithstanding any other provision of the Plan to the contrary, and except as provided in Section 6.2(d)(3):

(A) The Account Balance of a Participant who was born on or after July 1, 1949, must be distributed or commence to be distributed, no later than the first day of April of the calendar year following the later of the calendar year in which the Participant (i) attains age 72, or (ii) retires; provided, however, for a Participant who is a Five-Percent Owner, distribution must be made or commenced no later than the first day of April of the calendar year following the calendar year in which the Participant attains age 72.

(B) The Account Balance of a Participant who was born before July 1, 1949, must be distributed or commence to be distributed, no later than the first day of April of the calendar year following the later of the calendar year in which the Participant (i) attains age 70 1⁄2, or (ii) retires; provided, however, for a Participant who is a Five-Percent Owner, distribution must be made or commenced no later than the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1⁄2.

(e) Deferring Commencement. Notwithstanding anything to the contrary in the Plan, unless the Participant elects otherwise, in the form and manner prescribed by the Plan Administrator, payments under the Plan to a Participant shall begin not later than the 60th day after the latest of the close of the Plan Year in which (i) occurs the Participant’s Normal Retirement Date; (ii) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates employment. Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph.

6.3	FORMS OF DISTRIBUTION OF BENEFIT.

(a) Forms of Benefit. Except to the extent required by Section 6.3(b), a Participant or Beneficiary may elect distribution of his Benefit in any form provided in this Section 6.3(a). The election by the Participant or the Beneficiary shall be in the manner prescribed by the Plan Administrator. The choice of forms for distributions shall be as follows:

(1) Single Sum Distribution. A single sum distribution in cash, unless a Participant elects otherwise as provided in Section 6.3(a)(4), equal to 100% of the Account Balance on the last Valuation Date preceding the distribution date;

(2) Partial Sum Distribution. A partial sum distribution in cash, unless a Participant elects otherwise as provided in Section 6.3(a)(4), in an amount elected by the Participant that is equal to at least $1,000 but is less than 100% of the Participant’s account balance on the last Valuation Date preceding distribution date, subject to the following:

(A) A Participant may not take more than one partial sum distribution in any calendar month.

(B) Partial sum distributions will be deducted pro rata from all Funds in which the Account is invested.

(C) A Participant may direct that the partial sum distribution be made from any of his Accounts (including subaccounts) or any combination of Accounts, to the extent those Accounts are funded.

(D) If any Participant does not specify the Account or Accounts from which he wishes to receive his distribution, the partial sum distribution will be made pro rata from all of his Accounts.

(E) A Participant who is receiving installment payments under Section 6.3(a)(3) will have his installment payments reduced based upon a reduction in his Account Balance equal to the amount of each partial sum distribution.

(F) Any Account Balance remaining after a partial sum distribution is made will be subject to distribution according to Section 6.5.

(3) Installments. Substantially equal monthly, quarterly, or annual installments for a period of 5, 10, 15 or 20 years not to exceed the life expectancy of the Participant, or the joint and last survivor expectancy of the Participant and a designated Beneficiary. Installment payments shall be deducted pro rata from all of a Participant’s Accounts and all Funds in which such Accounts are invested, unless a participant elects otherwise as provided in Section 6.3(a)(4);

(4) In Kind. A Participant may elect, in the form and manner prescribed by the Plan Administrator, to receive his distribution in (i) cash, (ii) Common Stock (if the Participant holds a position in the Humana Unitized Stock Fund, in which case the number of shares of Common Stock distributed will be limited to the approximate percentage of Common Stock customarily held within the Humana Unitized Stock Fund multiplied by the Participant’s position and the balance of the position paid in cash), (iii) any position that can be distributed from the Participant’s Self-Directed Brokerage Account, or (iv) any combination of cash, Common Stock, or distributable position. In kind distributions will be subject to the following:

(A) Notwithstanding the foregoing, fractional shares of Common Stock will be paid in cash on the basis of the Fair Market Value per share of Common Stock on the Valuation Date as of which the distribution amount is determined.

(B) If a Participant elects to receive installment payments and elects to receive part of his distribution in shares of Common Stock, the procedures specified in Section 6.3(a)(4) shall be applied as of each Valuation Date and the number of whole shares of Common Stock distributed to the Participant with each installment shall be determined by multiplying the number of shares of Common Stock otherwise held in the Participant’s Accounts by a fraction, the numerator of which shall be one and the denominator of which shall be the number of unpaid annual installments.

(b) Qualified Joint and Survivor Annuity. Notwithstanding anything in the Plan to the contrary, any portion of the Benefit from a Participant’s Money Purchase Account and money purchase dividend subaccount within his Dividend Account that is subject to the joint and survivor annuity requirements of Code section 401(a)(11) because the Participant is married on his Annuity Starting Date shall be distributed in the form of a Qualified Joint and Survivor Annuity unless the Participant waives such form of benefit pursuant to a Qualified Election within the Election Period or elects a Qualified Optional Survivor Annuity. Spousal Consent shall not be required to elect a Qualified Optional Survivor Annuity.

(c) Definitions. For purposes of this Section 6.3, the following terms shall be defined as follows:

(1) Annuity Starting Date. The first day of the first period for which an amount is distributed as an annuity or distributed in any other form.

(2) Election Period. The 180-day period ending on the annuity starting date subject to the provisions set forth below at Sections 6.3(d)(2) and 6.3(d)(3).

(3) Qualified Election. A waiver in writing in the form and manner prescribed by the Plan Administrator, accompanied by Spousal Consent to that waiver if the Participant is married to a Spouse on the date the benefit commences, of a Qualified Joint and Survivor Annuity and election to receive the Benefit in any form of distribution permissible under Section 6.3(a). Although a Spouse may not revoke his Spousal Consent once given, a Participant may revoke a Qualified Election without obtaining Spousal Consent for the revocation at any time before the form of Benefit distribution elected in the Qualified Election commences. The number of revocations shall not be limited. Any new Qualified Election or change of Beneficiary within a Qualified Election will require a new Spousal Consent.

(4) Qualified Joint and Survivor Annuity. An annuity (paid monthly or quarterly) for the life of the Participant with a survivor annuity for the life of the Spouse which is 50% of the amount of the annuity which is distributable during the joint lives of the Participant and the Spouse that can be purchased with the Participant’s Benefit.

(5) Qualified Optional Survivor Annuity. An annuity (paid monthly or quarterly) for the life of the Participant with a survivor annuity for the life of the Spouse which is 75% of the amount of the annuity which is distributable during the joint lives of the Participant and the Spouse that can be purchased with the Participant’s Benefit.

(6) Spouse (Surviving Spouse). The Spouse or surviving Spouse of the Participant on the Annuity Starting Date, provided that a former Spouse will be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in Code section 414(p).

(7) Vested Participant. A Participant who has a nonforfeitable right to any portion of such Participant’s Account Balance, including Participants vested only in Pretax Contributions (or regular or voluntary contributions under an After-Tax Account).

(d) Notice Requirements.

(1) The Plan Administrator shall provide each Participant not less than 30 days and no more than 180 days prior to the Annuity Starting Date a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant’s Spouse; and (iv) the right to make and the effect of a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

(2) The Participant may elect (with any applicable Spousal Consent) to waive the requirement that the explanation be provided at least 30 days prior to the Annuity Starting Date provided the distribution commences more than seven days after such explanation is provided.

(3) Notwithstanding anything to the contrary in Section 6.3(d)(1), the explanation described in Section 6.3(d)(1) may be provided (at the discretion of the Plan Administrator) after the annuity starting date, in which case the applicable election period described in Section 6.3(c)(2) will be extended, ending not before the 30th day after the date the explanation is provided. However, the Participant may elect (with any applicable Spousal Consent) to waive this extension of the election period so long as the distribution does not then commence for at least seven days following the date the explanation is provided.

6.4	DIRECT ROLLOVER OPTION.

(a) Eligible Rollover Distribution. A Participant who is entitled to a distribution of the Participant’s vested Account Balance shall be entitled to elect to make a “direct rollover” of that Benefit which constitutes an “eligible rollover distribution” to another Eligible Retirement Plan pursuant to the requirements of Code section 401(a)(31). A Participant who has not separated from service and is entitled to a distribution of his vested Account Balance shall be entitled to elect to make a direct rollover of that Benefit which constitutes an “eligible rollover distribution” to another Eligible Retirement Plan pursuant to the requirements of Code section 401(a)(31). The terms “eligible rollover distribution” and “direct rollover” shall be determined in accordance with the requirements of Code sections 401(a)(31) and 402(c); provided, however, that those terms shall exclude a distribution which is a hardship distribution.

(b) Non-Spouse Beneficiary Rollover. Notwithstanding the provisions of Section 6.4(a), solely to the extent permitted under Code section 402(c)(11), with respect to any portion of a distribution from the Plan on behalf of a deceased Participant, if a direct trust-to-trust transfer is made to an individual retirement account described in Code section 408(a) or an individual retirement annuity described in Code section 408(b) (other than an endowment contract), which is established for the purposes of receiving the distribution on behalf of an individual who is a designated beneficiary (as defined by Code section 401(a)(9)(E)) of the Participant and who is not the surviving Spouse of the Participant, the transfer shall be treated as an eligible rollover distribution for purposes of this Plan and Code section 402(c). For purposes of this paragraph, to the extent provided in regulations or other guidance prescribed by the Internal Revenue Service under Code section 402(c)(11), a trust maintained for the benefit of one or more designated beneficiaries shall be treated in the same manner as a trust designated beneficiary.

(c) Direct Rollover. A direct rollover shall be accomplished by direct transfer by the Trustee of all or a portion of the Benefit to the trust of the transferee plan by any reasonable method permitted by regulations and may be paid in cash or Common Stock.

(d) Outstanding Loans. Subject to the timing restrictions set forth in Section 7.4(b), to the extent a Participant has a loan outstanding at the time of distribution, such loan may be rolled over pursuant to this Section 6.4 to another qualified plan that will accept such loan rollover.

(e) In-plan Roth Conversion Contribution. A Participant, regardless of whether he is entitled to a distribution of his Benefit or has had a Termination of Employment, may irrevocably elect to make a Roth Conversion Contribution of all or any portion of his vested Account Balance not already designated as a Roth Contribution to the Participant’s Roth Conversion Account in the Plan to the extent consistent with the American Taxpayer Relief Act of 2012 and any applicable guidance thereunder. The amount of any Roth Conversion Contribution elected by a Participant shall be included in that Participant’s gross income to the extent the amount would have been includable in gross income had the conversion been rolled over to a Roth IRA in the taxable year in which the Roth Conversion Contribution occurs.

6.5	AUTOMATIC CASH-OUT OF BENEFIT.

Notwithstanding any other provision of this Article 6 to the contrary, if a Participant separates from service for any reason and the value of his nonforfeitable Account Balances do not exceed $1,000 at the time of this distribution, the Plan Administrator shall cause such Account Balances to be distributed, as soon as reasonably and administratively feasible following the Participant’s Termination of Employment or, if later, the date the Participant’s Account Balances do not exceed $1,000, in the form of a single sum distribution. Such distribution shall be effected without the Participant’s consent (or that of the Participant’s Spouse), except where the distribution would otherwise be made in the form of a Qualified Joint and Survivor Annuity and the annuity starting date has passed.

6.6	PROCESSING CHARGES.

A reasonable non-refundable processing charge in an amount as determined by the Plan Administrator may be assessed to the Participant’s Accounts for each distribution made under this Article 6.

ARTICLE 7—LOANS

7.1	LOANS TO PARTICIPANTS.

Subject to the provisions of this Article 7, a Participant who is actively employed by an Employer may apply, in the form and manner prescribed by the Plan Administrator, for a loan from the Participant’s eligible loan Accounts, to the extent vested. A Participant’s eligible loan Accounts do not include the Participant’s Money Purchase Account or Dividend Account. Loans associated with Rollover Contributions will be treated in accordance with the provisions of Section 3.6(c). The Plan Administrator shall establish rules and procedures for all loans under the Plan, which rules and procedures are incorporated by reference herein. Loans made to Participant’s who subsequently transfer employment to a Nonparticipating Employer will be treated in accordance with the provisions of Article 17.

7.2	LOAN LIMITS.

(a) Maximum Loan Amount. The aggregate of the loans to a Participant shall not exceed at any time the lesser of (i) fifty thousand dollars ($50,000) reduced by the highest balance of loans from the Plan during the one year period ending on the day before the date on which such loan is made, or (ii) fifty percent of the vested portion of the Participant’s eligible loan Accounts. No Participant loan shall exceed the present value of the vested Account Balances and no loan shall be in an amount which is less than $1,000. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

(b) Aggregated Loan Limit. For purposes of the limitations contained in Section 7.2(a), all loans from all plans of the Sponsoring Employer and other members of a group of related employers described in Code sections 414(b), (c), (m) and (o) shall be aggregated.

(c) Maximum Loans. A Participant may not have more than two loans from the Plan outstanding at any time.

7.3	RATE OF INTEREST.

All loans are considered investments of a Participant’s Accounts and as such, shall be adequately secured and shall bear a reasonable rate of interest in accordance with Department of Labor and Internal Revenue Service rules and regulations, as determined by the Plan Administrator.

7.4	REPAYMENT OF LOANS.

(a) Minimum and Maximum Loan Periods. All loans shall be repaid by the Participant when determined by the Plan Administrator, provided, subject to the provisions of Section 7.4(d), under no circumstances shall the repayment be later than four years from the date made, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made), will be used as the principal residence of the Participant, in which case the repayment shall be made no later than ten years. Equal installments of principal and interest shall be made on the loan each payroll period by automatic payroll deduction, until such time as the loan is repaid; provided, however, that the Participant may prepay the entire remaining loan balance. A loan may be prepaid only by making application to the Plan Administrator for early repayment and may be accomplished only by full single sum repayment at the close of the month following the month such request is made and approved by the Plan Administrator. Each Participant to whom a loan is made shall execute a negotiable promissory note for such loan and shall secure the payment of principal and interest on such promissory note by an assignment of the Participant’s interest in the Trust.

(b) Default. Any outstanding loan balance shall become immediately due and payable upon the occurrence of a Distributable Event (which applies to all Accounts of the Participant) whether or not the Participant has requested distribution of the Participant’s Benefit at that time. If payment on the loan is not then made in full by the earlier of (i) 90 days following the date notice of such is provided the Participant, or (ii) the date distribution of the Participant’s Benefit is to commence, the loan will be placed in default. For these purposes, payment on the loan will be deemed made if the Participant has elected to roll over the loan pursuant to Section 6.4(d) to another qualified plan and such plan has agreed to accept such loan rollover. In the event a Participant defaults in payment of a promissory note or the loan is otherwise placed in default, the Plan Administrator shall offset any unpaid principal and interest due on the promissory note from the Benefit due the Participant as soon as administratively practicable following the first incurred Distributable Event, whether or not the Participant has requested a distribution of the Participant’s Benefit at that time. In the event that the Participant’s Benefit is less than the unpaid principal and interest due on the Participant’s promissory note, the difference shall be deemed in default and immediately due and payable.

(c) Suspension During Leave of Absence. If a Participant takes an approved leave of absence in accordance with the Sponsoring Employer’s written leave of absence policy, payments on any outstanding loan will be suspended for up to 1 year; provided, however, that interest shall continue to accrue on any unpaid loan balance. The suspension period under this Section 7.4(c) shall end on the earliest to occur of (i) the date the Participant ceases to be in an active status on the Employer’s personnel records, (ii) the date the Participant returns to work, or (iii) the date that is 1 year after the date the Participant’s leave of absence began. Upon the termination of any suspension period, all outstanding loans shall be repaid as provided in Section 7.4(a) or 7.4(b); provided, however, that suspension under this Section 7.4(c) shall not extend the latest permissible term of the loan specified in Section 7.4(a).

(d) Qualified Military Service. At the Employer’s election, loan repayments may be suspended under this Plan as permitted under Code section 414(u)(4) with respect to absence from work during Qualified Military Service and as permitted under Code section 72(p) with respect to service in the uniformed services.

7.5	PROCESSING CHARGES.

A reasonable non-refundable processing charge in an amount as determined by the Plan Administrator may be assessed to the Participant’s Accounts for each loan made.

7.6	PRO RATA APPLICATION.

Any loan made pursuant to this Article 7 will be deducted pro rata from the Funds in which the Account is invested and will be deducted pro rata from the Participant’s vested Accounts. Loan repayments pursuant to this Article 7 will be credited pro rata to the Funds for which the Participant has directed to invest new contributions to the Plan (or, if the Participant has not direct the investments for his Account, the Qualified Default Investment Alternative) and will be credited pro rata to the Participant’s Accounts from which the loan was deducted.

7.7	EXCEPTIONS TO LOAN RULES.

Notwithstanding any provision of this Article 7 to the contrary (other than Section 7.2(c)), the Plan may make loans to Participants that are consistent with any public law or IRS guidance that provides relief for victims of natural disasters or other special circumstances to the extent provided in any public law or guidance, except that a Participant may not have more than two loans of any type outstanding at any time.

ARTICLE 8 — ACTIVE PARTICIPANT WITHDRAWALS

8.1	AFTER-TAX WITHDRAWALS.

Subject to approval by the Plan Administrator, Participants may effect an in-service withdrawal in cash from their After-Tax Accounts (in an amount of no less than $1,000 per withdrawal or, if less, the vested portion of the Participant’s After-Tax Account), at any time, by submitting a request in the form and manner prescribed by the Plan Administrator, as follows:

(a) A Participant may withdraw all or a portion of the Participant’s After-Tax Account.

(b) No more than one withdrawal may be made in any calendar month.

(c) Withdrawals pursuant to this Section 8.1 shall be available only to Participants who have not incurred a Distributable Event (with respect to the After-Tax Account) at the time of such withdrawal.

(d) Withdrawals pursuant to this Section 8.1 may not be made with respect to pre-tax deferrals (or earnings) attributable to the Prime Health 401(k) Plan.

8.2	HARDSHIP WITHDRAWALS.

(a) Hardship Withdrawals by Active Participants. The Plan Administrator shall permit a Participant who is an Employee to make a withdrawal on account of a hardship specified in Section 8.2(b) of his eligible Account Balances pro rata as specified in Section 8.2(d), as of the Valuation Date coincident with or immediately following the date the withdrawal request is approved.

(1) A Participant’s withdrawal request shall not be approved in an amount less than $1,000 for any withdrawal unless the Participant’s vested interest in the applicable Accounts eligible for hardship withdrawal under this Section is less than $1,000, in which case the Participant’s request may be approved in the amount of his vested eligible Account Balances.

(2) The eligible Account Balances for a hardship withdrawal include a Participant’s Account Balance attributable to Deferral Contributions, any earnings attributable to those Deferral Contributions, Matching Contributions allocated before January 1, 2008, and any earnings attributable to those Matching Contributions allocated before January 1, 2008. A Participant’s eligible Account Balances for hardship withdrawal do not include his Matching Contribution Account attributable to Matching Contributions allocated on or after January 1, 2008, any earnings attributable to Matching Contributions allocated on or after January 1, 2008, his Money Purchase Account, or his Dividend Account.

(3) The amount of an immediate and heavy financial need may include any amounts necessary to pay federal, state or local income taxes and penalties reasonably anticipated to result from the withdrawal; provided, however, in no event shall any permitted withdrawal exceed the Participant’s vested eligible Account Balances described this Section 8.2(a).

(4) The hardship distribution may not be made unless the Participant has obtained all currently available distributions, other than hardship distributions and loans from the Plan, but including Rollover Contributions, After-Tax Contributions, and any currently available distributions of cash dividends on Common Stock as described in Section 4.9.

(b) Immediate and Heavy Financial Need. A withdrawal will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the withdrawal is for:

(1) Expenses for (or necessary to obtain) medical care (as defined under Code section 213(d), determined without regard to applicable deductibility limits) incurred by the Participant or the Participant’s Spouse, dependents, or primary Beneficiary;

(2) Costs directly related to the purchase (excluding mortgage payments) of the Participant’s principal residence;

(3) Payment of tuition, related educational fees and room and board for up to the next twelve months of post-secondary education for the Participant or the Participant’s Spouse, children, dependents (as defined in Code section 152(d), without regard to Code sections 152(b)(1), (b)(2), and (d)(1)(B)), or primary Beneficiary;

(4) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(5) Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children, dependents (as defined in Code section 152, without regard to Code section 152(d)(1)(B)), or primary Beneficiary;

(6) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to Code section 165(h)(5) and whether the loss exceeds 10% of adjusted gross income);

(7) Expenses and losses (including loss of income) incurred by the employee on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Pub. L. 100-707, provided that the employee’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or

(8) Any additional events or circumstances which may be determined by the Commissioner of Internal Revenue to constitute a sufficient basis for a hardship withdrawal, except that the limits of Section 8.2(c)(2) will in all cases continue to apply.

(c) Procedure for Hardship Withdrawals.

(1) All applications for withdrawals because of hardship shall be in the form and manner prescribed by the Plan Administrator and shall include such information regarding the request as the Plan Administrator may reasonably request.

(2) Hardship withdrawals made by a Participant shall be limited to two per Plan Year.

(3) A Participant’s election to take a hardship withdrawal will not change his Deferral Contribution or After-Tax Contribution percentage in effect. A Participant will continue making Deferral Contributions and After-Tax Contributions following the hardship withdrawal in the same percentage that was effective before the withdrawal, unless and until the Participant makes an affirmative election to suspend contributions pursuant to Section 2.3 or to change his Deferral Contributions amount pursuant to Sections 3.1(a)(5), 3.1(e), or 3.2(e) or change his After-Tax Contribution amount pursuant to Section 3.3(a).

(d) Pro Rata Application. Any hardship withdrawal made pursuant to this Section 8.2 shall be deducted pro rata from the Funds in which such amounts are invested and applied pro rata against the Participant’s eligible hardship Accounts, to the extent vested.

(e) Plan Administrator Decisions Final. All decisions of the Plan Administrator with respect to whether or not a hardship withdrawal is justified or the amount necessary to alleviate the hardship shall be final and conclusive on all persons.

(f) No Distributable Event. Withdrawals pursuant to this Section 8.2 shall be available only to Participants who have not incurred a Distributable Event (with respect to the Accounts upon which such withdrawal is available under Section 8.2(a)) at the time of such withdrawal. No Beneficiary may take a hardship withdrawal from the Plan.

8.3	WITHDRAWALS AFTER AGE 59 1⁄2.

After attaining age 59 1⁄2, a Participant may elect to receive an in-service withdrawal of his eligible in-service withdrawal Accounts, to the extent vested, at any time in the form and manner prescribed by the Plan Administrator, as follows:

(a) A Participant’s eligible in-service withdrawal Accounts do not include his Money Purchase Account or his money purchase dividend subaccount within his Dividend Account.

(b) Subject to Section 6.3, all withdrawals shall be made in the form of (i) cash (ii) Common Stock (if any such stock is allocated to the Participant’s Accounts), (iii) any position that can be distributed from the Participant’s Self-Directed Brokerage Account, or (iv) any combination of cash, Common Stock, or distributable position in an amount of no less than $1,000 per withdrawal or, if less, the vested portion of the Participant’s eligible in-service withdrawal Accounts;

(c) No more than two withdrawals may be made within any Plan Year; and

(d) Any in-service withdrawal made pursuant to this Section 8.3 shall be deducted pro rata from the Funds in which such amounts are invested and, unless a different priority is elected by the Participant in the form and manner prescribed by the Plan Administrator, shall be applied pro rata against the Participant’s eligible in-service withdrawal Accounts.

8.4	WITHDRAWAL OF ROLLOVER CONTRIBUTIONS.

A Participant may elect no more than twice during each Plan Year to withdraw any remaining balance of his Prior Plan/Rollover Account attributable to Rollover Contributions and any remaining balance of his Roth Rollover Account attributable to Roth Rollover Contributions. Withdrawals from the Prior Plan/Rollover Account and the Roth Rollover Account shall be (i) requested in the form and manner prescribed by the Plan Administrator; (ii) in an amount of at least $1,000 (or the remaining balance, if less); (iii) deducted pro rata from the Funds in which the Participant’s Accounts are invested; (iv) distributed in cash, in any distributable position from the Participant’s Self-Directed Brokerage Account, or any combination of cash and distributable position; and (v) distributed as soon as administratively practicable following the Plan Administrator’s receipt of a properly completed withdrawal request.

8.5	WITHDRAWALS ALLOWED BY CHANGES TO LAW.

Notwithstanding anything in this Article 8 to the contrary, the Plan may allow withdrawals by Participants that are consistent with any public law or IRS guidance that provides relief for victims of natural disasters or other special circumstances to the extent provided in any public law or IRS guidance.

8.6	PROCESSING CHARGES.

A reasonable non-refundable processing charge in an amount as determined by the Plan Administrator may be assessed to the Participant’s Accounts for each withdrawal made under this Article 8.

ARTICLE 9 — DESIGNATION OF BENEFICIARY

9.1	SPOUSE AS BENEFICIARY.

(a) If a Participant is married on his date of death, that Participant’s Beneficiary is the Spouse to whom he is married on his date of death, unless that Spouse had given Spousal Consent to a designation pursuant to Section 9.2 of someone other than his Spouse to be the primary Beneficiary of all or any portion of the Participant’s Benefit which may be distributable by reason of such Participant’s death.

(b) If a Participant without a Spouse designates a Beneficiary pursuant to Section 9.2 when not married to a Spouse and subsequently becomes married to a Spouse, the prior Beneficiary designation will be superseded by this Section 9.1 to be the Participant’s Spouse as long as the Participant remains married to a Spouse or unless and until the Participant makes a designation pursuant to Section 9.2 of someone other than his Spouse with Spousal Consent. For the avoidance of doubt, if a Participant designates a Beneficiary pursuant to Section 9.2 when not married to a Spouse, subsequently becomes married to a Spouse, and later is divorced from that Spouse or the Spouse predeceases the Participant, the prior Beneficiary designation will again become effective unless and until the Participant makes (or has made) another Beneficiary designation pursuant to Section 9.2. For the avoidance of doubt, if a Participant designated a Beneficiary pursuant to Section 9.2 while married to a Spouse without Spousal Consent and subsequently is divorced from that Spouse or the Spouse predeceases the Participant, the prior Beneficiary designation made while the Participant was married to that Spouse without Spousal Consent will become effective on the date the Participant is divorced from the Spouse or the Spouse predeceases him.

(c) If a Participant designates a person who is or becomes his Spouse to be his Beneficiary pursuant to Section 9.2 and later is separated or legally divorced from that Spouse, the designation of the person as the Participant’s Beneficiary will remain effective, notwithstanding the separation or the legal divorce resulting in the person no longer being the Participant’s Spouse, unless and until the Participant designates another person or persons to be the Participant’s Beneficiary pursuant to Section 9.2. Notwithstanding the foregoing, if a Participant is married to a Spouse on his date of death, that Participant’s Spouse on his date of death will be that Participant’s Beneficiary pursuant to Section 9.1(a) and (b), unless that Spouse had given Spousal Consent to a designation pursuant to Section 9.2 of someone other than that Spouse to be the primary Beneficiary of all or any portion of the Participant’s Benefit which may be distributable by reason of such Participant’s death, regardless of who the Participant may have designated to be his Beneficiary under Section 9.2 before his marriage to that Spouse.

9.2	MANNER OF DESIGNATION OF BENEFICIARY.

(a) Subject to the Spousal Consent requirements of Section 9.1 and the other requirements of this Section 9.2, a Participant may designate in writing, in the form and manner prescribed by the Plan Administrator, one or more primary Beneficiaries and one or more contingent Beneficiaries of the Benefit which may be distributable by reason of such Participant’s death.

(b) To be valid, a Beneficiary designation must meet all of the following requirements:

(1) name at least one primary Beneficiary,

(2) may but need not designate at least one contingent Beneficiary,

(3) must be properly completed in the form and manner prescribed by the Plan Administrator,

(4) be accompanied by Spousal Consent if the Participant is married to a Spouse on the date the designation is made and the date of the Participant’s death, and is designating someone other than his Spouse to be his Beneficiary; and

(5) must be received by the Plan Administrator properly completed prior to the Participant’s death.

(c) Subject to such rules and regulations as the Plan Administrator may promulgate, a Participant may from time to time change the designation of his Beneficiary; provided, however, that no change shall be effective until receipt by the Plan Administrator of a properly completed new Beneficiary designation prior to the Participant’s date of death and, if the Participant is married, consented to by that Participant’s spouse. A properly completed Beneficiary designation timely received by the Plan Administrator shall supersede all prior Beneficiary designations.

9.3	DISTRIBUTION IF NO BENEFICIARY DESIGNATED.

If a Benefit becomes distributable upon the death of a Participant and the Participant was not married to a Spouse on his date of death and no valid Beneficiary designation has been properly completed pursuant to Section 9.2, the Participant’s Beneficiary is the Participant’s estate. If a benefit becomes payable to the Participant’s estate pursuant to this Section 9.3, the Participant will be deemed to have designated the personal representative of the Participant, or such other person or entity as may be determined by applicable law to receive payment of amounts owed to the Participant’s estate on behalf of the Participant’s estate, to receive distribution of the Participant’s Benefit.

9.4	DISQUALIFICATION OF DESIGNATED BENEFICIARY.

If a Participant has affirmatively designated a Beneficiary under Section 9.2, or if a Participant’s Beneficiary is established under Sections 9.1 or 9.3, and the Committee, in its sole discretion, determines that the Beneficiary (i) was convicted for the Participant’s death; (ii) was liable for the Participant’s death in any civil wrongful death or similar legal action; or (iii) the Beneficiary is prevented or otherwise disqualified by any applicable”slayer statute” or any other law, statute, ordinance, or treaty from inheriting property of the Participant, then the Beneficiary shall be disqualified from receiving any benefit from the Plan, and the designation or establishment of the Beneficiary shall be void as if that Beneficiary predeceased the Participant. The Committee, in its sole discretion, may suspend the distribution of any benefit to a Beneficiary while the Committee determines if the Beneficiary is disqualified and the designation or establishment of the Beneficiary is void.

9.5	BENEFICIARY DETERMINATIONS.

(a) The Plan Administer shall have sole and absolute authority and discretion to determine whether a Beneficiary designation has been properly made and the Beneficiary (or Beneficiaries) entitled to a Participant’s Benefit under the terms of the Plan, and the Plan Administrator’s Beneficiary determination shall be final and binding upon all persons and for all purposes. The Plan and the Plan Administrator may not recognize any disclaimers of interest or renunciations of any Benefit by any Participant, Beneficiary, or other person, that would change the Plan Administrator’s Beneficiary determination. Any Benefit that is disclaimed, renounced, or otherwise not accepted by any Participant or Beneficiary shall be forfeited as provided in Section 5.4.

(b) If any Benefit provided under the Plan is the subject of a dispute between or among two or more persons or entities claiming entitlement to that Benefit as a Beneficiary or on behalf of a Beneficiary, the Plan Administrator has the sole and absolute authority and discretion to determine the proper Beneficiary of the Benefit, and the Plan Administrator’s determination of the Beneficiary shall be final and binding upon all persons and entities and for all purposes. The Plan Administrator may take any action or omit taking any action—including suspending distribution of the Benefit pending resolution of the dispute without any liability whatsoever therefore—to resolve the dispute that it determines, in its sole and absolute discretion, to be appropriate or advisable to resolve the dispute, including depositing the Benefit with any court of competent jurisdiction to have the court determine the proper Beneficiary. The reasonable costs to resolve any Beneficiary dispute—including any costs of initiating, prosecuting, or defending any legal action in any court or other forum, and any reasonable attorney’s fees or costs—may be assessed against and deducted from the Benefit prior to distribution of the remaining Benefit from the Plan.

ARTICLE 10 — RESTRICTIONS AND LIMITATIONS

10.1	DEFERRAL CONTRIBUTION LIMITS UNDER THE CODE.

(a) Safe Harbor Requirements. The Plan is intended to satisfy the safe harbor requirements in accordance with Code sections 401(k)(13) and 401(m)(12), and Contributions, other than After-Tax Contributions as provided in Section 10.1(d), are not subject to nondiscrimination testing under Code sections 401(k)(3) and 401(m)(2).

(b) Maximum Deferral Contributions.

(1) The total Pretax Contributions made under Section 3.1 (determined without regard to any catch-up Pretax Contributions) together with the total Roth Contributions made under Section 3.2 (determined without regard to any catch-up Roth Contributions) may not exceed the dollar amount specified in Code section 402(g) in any calendar year, as adjusted annually effective January 1 of each calendar year, as provided in Code section 415(d) ($20,500 for 2022).

(2) Notwithstanding the foregoing, for any Participant who has attained age 50 before the close of the Plan Year, the total Pretax Contributions made under Section 3.1 (including any catch-up Pretax Contributions) together with the total Roth Contributions made under Section 3.2 (including any catch-up Roth Contributions) may not exceed the dollar limit specified in subparagraph (b)(1) above increased by the catch-up dollar amount specified in Code section 414(v), as adjusted annually effective January 1 of each calendar year, as provided in Code section 415(d) ($6,500 for 2022). For the avoidance of doubt, the combined Code section 402(g) limit increased by the Code section 414(v) limit for 2022 is $27,000.

(c) Distribution of Excess Elective Deferrals.

(1) Notification. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before March 1 of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

(2) Time of Distribution. Notwithstanding any other provisions of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

(3) Determination of Income or Loss. Excess Elective Deferrals shall be adjusted for any income or loss up to the last day of the Play Year immediately preceding the date of distribution. The income or loss allocable to Excess Elective Deferrals is equal to the income or loss allocable to the Participant’s Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator is the Participant’s Account Balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year. In all events, the income attributable to Excess Elective Deferrals will be determined in accordance with regulations issued under Code section 402(g) which are hereby incorporated by reference.

(4) Claims Filing Period. Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator by March 1.

(5) Priority. Distributions of Excess Elective Deferrals made pursuant to this Section 10.1(c) shall be deducted pro rata from the Funds in which such amounts are invested and shall be applied pro rata first against the Roth Contributions made to the Participant’s Roth Account and then, to the extent necessary, to the Pretax Contributions made to the Participant’s Pretax Account.

(6) Definition. “Excess Elective Deferrals” means the amount, if any, by which the Participant’s Pretax Contributions together with his Roth Contributions exceed the limit specified in Section 10.1(b)(1) plus the amount, if any, by which the Participant’s catch-up Pretax Contributions together with his catch-up Roth Contributions exceed the limit specified in Section 10.1(b)(2).

(d) After-Tax Contributions. Notwithstanding any other provision of the Plan to the contrary, After-Tax Contributions for the current Plan Year shall comply with the contribution percentage requirement specified in Code section 401(m)(2) and described in Treasury Regulation section 1.401(m)-2 or any successors thereto.

10.2	DEFERRAL CONTRIBUTION LIMITS UNDER THE PLAN.

(a) Payroll Period Limitations Applicable to Pretax Contributions, Roth Contributions, and After-Tax Contributions. Notwithstanding any other provision of the Plan to the contrary, for any payroll period:

(1) A Participant’s regular and voluntary Pretax Contributions may not exceed 35% of that Participant’s Plan Compensation for that payroll period.

(2) A Participant’s elective and voluntary Roth Contributions may not exceed 35% of that Participant’s Plan Compensation for that payroll period.

(3) A Participant’s After-Tax Contributions may not exceed 2% of that Participant’s Plan Compensation for that payroll period.

(4) The total combined amount of a Participant’s (i) regular and voluntary Pretax Contributions, plus (ii) the Participant’s elective and voluntary Roth Contributions, plus (iii) the Participant’s After-Tax Contributions may not exceed 37% of that Participant’s Plan Compensation for that payroll period.

(5) A Participant’s catch-up Pretax Contributions may not exceed 35% of that Participant’s Plan Compensation for that payroll period.

(6) A Participant’s catch-up Roth Contributions may not exceed 35% of that Participant’s Plan Compensation for that payroll period.

(7) The total combined amount of a Participant’s After-Tax Contributions plus Deferral Contributions may not exceed 100% of that Participant’s Plan Compensation for that payroll period.

(8) Notwithstanding any other provision of the Plan to the contrary, for any payroll period, the total amount of a Participant’s Deferral Contributions plus After-Tax Contributions may not exceed the amount of a Participant’s total pay net of all tax withholdings, loan repayments, garnishments, reductions, or deductions of any kind whatsoever.

(b) Plan Administrator May Enforce Limitations. The Plan Administrator may take whatever action it deems necessary, in its sole and absolute discretion, to ensure that the limitations of this Section 10.2 are met including reducing or rejecting all or any part of a Participant’s election that would cause the Participant’s contributions to the Plan to exceed the limits of this Section 10.2 if that election were followed.

10.3	LIMITATIONS ON ANNUAL ADDITIONS.

Notwithstanding any provision of the Plan to the contrary, in no event shall the annual addition with respect to any Participant’s Account in any Plan Year (which shall be the “limitation year”) exceed the lesser of (i) 100% of the Participant’s 415 Compensation; or (ii) the dollar limit in effect for such calendar year in accordance with Code section 415(c)(1)(A), as adjusted in accordance with Code section 415(d) ($61,000 for 2022). The limits of this Section 10.3 shall be applied in accordance with Code section 415, except as provided as follows:

(a) Annual Additions. For the purposes of this Section 10.3, ‘annual additions’ shall include all amounts that are required to be treated as annual additions under Treasury Regulations section 1.415(c)-1(b), including amounts described in Code sections 415(l)(1) and 419A(d)(2). Annual additions attributable to contributions described in Section 3.11 shall be treated as annual additions for the appropriate Plan Year as required by Code section 415; provided, however, that amounts attributable to lost earnings with respect to any such corrective contributions shall not be treated as annual additions.

(b) Other Defined Contribution Plans. If a Participant is also participating in another tax-qualified defined contribution plan maintained by any member of a controlled group of corporations (as modified by application of Code section 415(h)), the otherwise applicable limitation on annual additions under this Plan shall be reduced by the amount of annual additions (within the meaning of Code section 415(c)(2)) under any such other defined contribution plan.

(c) Corrections to Annual Additions. Notwithstanding any provision of the Plan to the contrary, if the annual additions are exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2021-30 or any superseding guidance, including the preamble of the final Code section 415 regulations.

10.4	TOP HEAVY PROVISIONS.

(a) Definitions. The following words and phrases when used in this Section 10.4 shall have the meanings set forth below unless the context plainly requires a different meaning:

(1) Aggregation Group. For purposes of determining whether the Plan is top heavy as of a determination date, Aggregation Group shall mean the following:

(A) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of an Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

(B) Required Aggregation Group: (i) Each qualified plan of an Employer in which at least one Key Employee participates or has participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of an Employer which enables a plan described in subparagraph (i) to meet the requirements of Code sections 401(a)(4) or 410.

(2) Contribution Rate. The Contribution Rate for each Key Employee is determined by dividing the allocation of Employer Contributions to the Account of such Key Employee by the Employee’s 415 Compensation for the Plan Year not in excess of the compensation limit specified in Code section 401(a)(17)(A), as adjusted in accordance with Code section 401(a)(17)(B) ($305,000 for 2022).

(3) Five-Percent Owners. Any person who owns (or is considered as owning within the meaning of Code section 318) more than 5% of the outstanding stock of an Employer or stock possessing more than 5% of the combined voting power of all stock of the Employer.

(4) One-Percent Owners. Any person who owns (or is considered as owning within the meaning of Code section 318) more than 1% of the outstanding stock of an Employer or stock possessing more than 1% of the combined voting power of all stock of the Employer.

(5) Top Heavy Group. Any Aggregation Group if the sum as of any determination date of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the accounts of Key Employees under all defined contribution plans included in such group, exceeds 60% of a similar sum determined for all Employees.

(6) Top Heavy Plan. A qualified plan in which, as of any determination date, the aggregate of the accounts of Key Employees under the plan exceeds sixty percent of the aggregate of the accounts of all Employees under the plan; provided, however, that the total value of all such accounts shall be determined in accordance with the following:

(A) The aggregate distributions made with respect to any employee under the plan during the one-year period ending on the determination date shall be included, except in the case of distributions made for a reason other than severance from employment, death or Disability, in which case, the aggregate distributions made with respect to the employee under the Plan during a five-year period ending on the determination date shall be included;

(B) Except to the extent provided by regulations, any rollover contribution (or similar transfer) initiated by an employee and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is top heavy under this Section 10.4;

(C) If an individual is a Non-Key Employee with respect to any plan for any plan year (or such other period permitted by regulations), but such individual was a Key Employee with respect to such plan for any prior plan year (or such other period permitted by regulations), any accrued benefit for such Employee (and the account of such Employee) shall not be taken into account hereunder; and

(D) The account balances of a participant who has not performed services for an Employer at any time during the one-year period ending on the determination date will be disregarded.

Furthermore, each plan required to be included in an Aggregation Group shall be treated as a Top Heavy Plan if such group is a Top Heavy Group.

The top heavy ratio computed above and any special rules surrounding the computation of such ratio are set out in Code section 416(g). The provisions of this Section 10.4 are intended to comply with that Code section. Further provided, the Plan shall not be deemed Top Heavy solely by reason of Contributions made pursuant to Section 3.7. For purposes of making any top heavy determinations under the Plan, the term “determination date” shall mean, for a Plan Year, the last day of the preceding Plan Year.

(7) Top Heavy Ratio.

(A) Defined Contribution Plans. If an Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and an Employer has not maintained any defined benefit plan which during the one-year period ending on the determination date(s) has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for the Required Aggregation Group or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the one-year period ending on the determination date[s]), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the determination date[s]), both computed in accordance with Code section 416. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code section 416.

(B) Defined Benefit Plans. If an Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the one-year period ending on the determination date(s) has or has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with Section 10.4(a)(7)(A), and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with Section 10.4(a)(7)(A), and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the determination date.

(C) Valuation. For purposes of Sections 10.4(a)(7)(A) and 10.4(a)(7)(B), the value of account balances and the present value of accrued benefits will be determined as of the most recent final valuation date of the plan year that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 for the first and second Plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the one-year period ending on the determination date will be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code section 416. Deductible Employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year. The accrued benefit of a participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by an Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C). For purposes of this Section 10.4(a)(7)(C), the final valuation date of this Plan for any Plan Year shall be the last business day of the immediately preceding Plan Year.

(b) Employer Contributions in Top Heavy Plan Years. In any Plan Year during which the Plan is a Top Heavy Plan:

(1) 3% or More of 415 Compensation. If the allocation of the Employer Contribution to the Account of any Key Employee for any Plan Year equals or exceeds 3% of the Employee’s 415 Compensation, the allocation of the Employer Contribution to the Accounts of all Non-Key Employees must be at least 3% of 415 Compensation.

(2) Less Than 3% of 415 Compensation. If the allocation of the Employer Contribution for the Plan Year on behalf of all Participants who are Key Employees is less than 3%, the minimum Contribution Rate for each Non-Key Employee shall be at least equal to the highest Contribution Rate for any Key Employee.

(3) Participants Eligible for Allocations. For purposes of Sections 10.4(b)(1) and 10.4(b)(2) hereof, the term Participant shall include only those Participants who have completed an Hour of Service and have not separated from service as of the Employer’s last business day of the Plan Year.

Notwithstanding anything herein to the contrary, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2), for which this Section 10.4 provides. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions used to satisfy the minimum contribution requirements shall be treated as “matching contributions” for purposes of the actual contribution percentage test and any other requirements of Code section 401(m).

(c) Top Heavy Vesting Rules. Notwithstanding the provisions of Sections 5.2 and 5.3 to the contrary, for any Plan Year in which the Plan is determined to be a Top Heavy Plan, if a Participant has completed one Year of Vesting Service, the Participant shall (in addition to the provisions of Section 5.1) be entitled to the Participant’s Matching Contribution Account, Profit Sharing Account, and After-Tax Account attributable to Prior Matching Contributions, including a proportionate share of the net gains or losses on such contributions, as of the Valuation Date coincident with or immediately following the date of Termination of Employment, increased by any Contributions made on behalf of the Participant since such Valuation Date and decreased by any withdrawals of Matching Contributions or Prior Matching Contributions, including a proportionate share of the net gains or losses on such contributions since such Valuation Date, subject, however, to the provisions of Section 4.6; provided, however, if the Participant is receiving a deferred distribution, the Participant’s Benefit shall be determined as of the Valuation Date coincident with or immediately preceding the distribution date. In the event that the Plan later reverts to non-top heavy status, the provisions of Sections 5.2 and 5.3 shall again take effect provided that the nonforfeitable percentage of Participants who have been credited with one or more Years of Vesting Service shall not be less than the greater of the vesting percentage determined under this Section 10.4 or the provisions of Sections 5.2 and 5.3. Additionally, regardless of Years of Vesting Service, a Participant who has been credited with a nonforfeitable interest under this Section 10.4 shall continue to have a nonforfeitable interest in the applicable Accounts described above at such percentage until such time as the provisions of Sections 5.2 and 5.3 shall increase the Participant’s nonforfeitable interest in such Accounts.

ARTICLE 11 — PLAN ADMINISTRATION

11.1	PLAN ADMINISTRATOR.

The Plan Administrator shall be responsible for administering the Plan, keeping records of Accounts, and making all policy decisions which arise under the Plan. The Plan Administrator will notify the Trustee of the names of the members of the Committee and of any changes in membership that may take place from time to time. The Plan Administrator may allocate any of its duties or obligations under the Plan to one or more authorized persons by appropriate written action of the Plan Administrator.

11.2	PLAN ADMINISTRATOR AUTHORITY AND RESPONSIBILITY.

(a) Establishment of Rules and Procedures. Subject to the limitations of the Plan and Trust Agreement, the Plan Administrator shall from time to time establish rules for the administration of the Plan and the transaction of its business. The Plan Administrator shall prescribe the means by which a Participant or Beneficiary may provide any authorization, election, direction, instruction, notification, or other communication to the Plan Administrator described in this Plan, including authorizing the Participant or Beneficiary to make such communication to the Plan Administrator by electronic means.

(b) Employer Records. The Plan Administrator shall rely on the records of the Employers, as certified to it, with respect to any and all factual matters dealing with the employment of an Employee or Participant. In case of any factual dispute hereunder, the Plan Administrator shall resolve such dispute giving due weight to all evidence available to it.

(c) Plan Interpretation. The Plan Administrator shall have the discretion to interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan and the rules and procedures established thereunder. All such determinations shall be final, conclusive and binding.

(d) Claims Procedures. Without limiting the generality of this Section 11.2, the Plan Administrator shall establish and set forth in writing, available for inspection by any interested party, the procedures to be followed in presenting claims for benefits under the Plan.

(e) Determination of Accounts. The Plan Administrator shall be responsible for the determination of Accounts, and the Trustee need not segregate Accounts either among Participants or among Employers for investment purposes.

(f) Directions to the Trustee. The Plan Administrator shall direct the Trustee in writing to make distributions from the Trust to Participants and Beneficiaries who qualify therefor hereunder. The Trustee may request instructions in writing from the Plan Administrator on other matters and may rely and act thereon.

(g) Employment of Advisors. The Plan Administrator may employ such counsel, accountants and other advisors or agents as they shall deem advisable (“Advisors”). The Sponsoring Employer shall pay the fees of Advisors and, except for expenses paid from the Trust pursuant to Section 14.8, any other expenses incurred by the Plan Administrator in the administration of the Plan and Trust.

(h) Quiet Periods. In accordance with applicable regulations, the Plan Administrator may authorize quiet periods from time to time to accommodate the transfers of assets and liabilities from other plans to this Plan, changes in Plan recordkeeping, changes in the Trustee, or changes in investment options offered under the Plan. During such quiet periods, certain rights, such as a Participant’s (or Beneficiary’s) right to request a distribution, a withdrawal or a loan, and a Participant’s (or Beneficiary’s) right to change investment direction of Contributions and Accounts, may be suspended.

(i) Section 16 Compliance; Bifurcation of Plan. It is the intention of the Employer that the Plan and the administration of the Plan comply in all respects with section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with section 16 of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Sponsoring Employer or the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(j) Other Specified Duties. The Plan Administrator shall perform such other duties as specified in the Plan.

11.3	CLAIMS FOR BENEFITS.

(a) How Made. Any claim for Benefit shall be made in writing to the Plan Administrator in the form and manner prescribed by the Plan Administrator and shall otherwise comply with the claims procedures established under Section 11.2(d).

(b) General Benefit Claim Limitation Period. No Participant may assert a claim for any Benefit from the Plan in any forum later than three years from the earliest of the following dates:

(1) The first date the Participant knew or should have known any facts or circumstances sufficient to assert the claim for Benefit;

(2) The first date the claim for Benefit would accrue under any federal common law applicable to the commencement of a limitations period;

(3) The first date the Participant’s Benefit is distributed from the Plan or distribution of the Participant’s Benefit commences; or

(4) The date on which the first event giving rise to the claim for Benefit occurred. For purposes of this paragraph (4), events giving rise to the claim may include the date a statement of the Participant’s Account that includes the occurrence is sent to the Participant’s address on file with the Plan, the date the Participant is first notified of a Plan provision, policy, or rule or change to any Plan provision, policy, or rule, or the date on which a Participant’s directions or instructions are received by the Plan.

(c) Limitation Period Following Benefit Claim Dispute. If a Participant wishes to file a lawsuit relating to any claim for Benefit from the Plan against the Sponsoring Employer, any affiliate or other subsidiary, any Associated Company, any Related Employer, the Plan, the Plan Administrator, the Committee, any member of the Committee, or any other Plan fiduciary, the lawsuit must be filed in a court of competent jurisdiction in and for Louisville, Kentucky no later than the last day of the six-month period that begins with one of the following, as applicable:

(1) If the Participant’s disputed claim for Benefit from the Plan is approved, the date the claim is approved;

(2) If the Participant’s disputed claim for Benefit from the Plan is denied, the date the claim is denied; or

(3) If neither (1) nor (2) applies, the date the Participant knows or should reasonably know the Participant’s claim for Benefit from the Plan is denied.

(d) In any judicial proceeding undertaken against the Sponsoring Employer, any Affiliates or other subsidiaries, any Associated Company, any Related Employer, the Plan, the Plan Administrator, the Committee, any member of the Committee, or any other Plan fiduciary, the evidence presented will be strictly limited to evidence timely presented to the Committee.

11.4 EXHAUSTION AND VENUE FOR ALL CLAIMS AGAINST PLAN.

Any claim for a Benefit, any claim of breach of fiduciary duty by any fiduciary of the Plan, any declaratory judgment action to determine any person’s rights or status under the Plan, or any other claim related to the Plan may only be brought (a) after timely and fully exhausting all rights under the Plan’s claims procedures adopted pursuant to Section 11.2(d), and (b) in the United States District Court for the Western District of Kentucky, Louisville Division, except that, for any claim or action that cannot be brought in that court because the court lacks jurisdiction to hear the claim or action, then the claim or action may only be brought in a court of competent jurisdiction in and for Louisville, Kentucky.

ARTICLE 12 — HUMANA RETIREMENT PLANS COMMITTEE

12.1	HUMANA RETIREMENT PLANS COMMITTEE.

The Sponsoring Employer shall appoint three or more persons to be known as the Humana Retirement Plans Committee (the “Committee”), which shall be the Plan Administrator of the Plan. The Committee may allocate any of its duties or obligations under the Plan to one or more authorized persons by appropriate written action of the Committee. Subject to the limitations of the Plan and Trust Agreement, the Committee shall from time to time establish rules for the transaction of its business.

12.2	COMMITTEE TENURE.

All members of the Committee shall serve until their resignation, removal by the Sponsoring Employer, or Termination of Employment. Vacancies shall be filled in the same manner as the original appointments. The Sponsoring Employer may dismiss any member of the Committee at any time, with or without cause. No remuneration for their services shall be paid to members of the Committee from the Trust.

ARTICLE 13 — FIDUCIARY RESPONSIBILITIES AND INDEMNIFICATION

13.1	DUTIES AND OBLIGATIONS OF FIDUCIARIES.

All actions by “fiduciaries” (as that term is defined in section 3(21)(A) of ERISA) shall be in accordance with the terms of this Plan and of the Trust Agreement insofar as such documents are consistent with the provisions of Title I of ERISA. Each fiduciary shall act solely in the interest of Participants and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses. Each fiduciary shall discharge any respective duties hereunder and under the Trust Agreement with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The fiduciaries named in this Article 13 shall have only the powers and duties expressly allocated to them in the Plan and in the Trust Agreement and shall have no other powers and duties in respect of the Plan; provided, however, that if a power or responsibility is not expressly allocated to a specific named fiduciary, the power or responsibility shall be that of the Sponsoring Employer. No fiduciary shall have any liability for, or responsibility to inquire into, the acts and omissions of any other fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other fiduciary under this Plan or the Trust Agreement.

13.2	ALLOCATION OF FIDUCIARY RESPONSIBILITIES.

(a) Plan Administrator. The Plan Administrator shall be the named fiduciary for the following purposes:

(1) For the control and management of the operation and administration of the Plan, including the performance of the fiduciary duties required of it in this Plan and the Trust Agreement, except for those fiduciary duties herein specifically allocated to the Sponsoring Employer, the Trustee, or the Humana Unitized Stock Fund Fiduciary.

(2) For the furnishing to the other fiduciaries hereunder such information related to the administration of the Plan as they may require to the extent that there is a fiduciary duty to do so.

(3) Selecting the Funds (other than the Humana Unitized Stock Fund) offered under the Plan.

(4) Appointing or removing an investment manager for any Fund (other than the Unitized Stock Fund) offered under the Plan under a collective trust or similar structure.

(b) Sponsoring Employer. The Sponsoring Employer shall be the named fiduciary for the following purposes:

(1) Removing the Trustee and appointing a successor Trustee, as provided in the Trust Agreement.

(2) Appointing or removing the members of the Committee as provided in Section 12.1.

(3) Appointing or removing an investment manager to serve as a fiduciary for selecting any Fund or to invest any assets of the Trust not subject to Participant investment direction, to the extent provided in the Trust Agreement.

(c) Trustee. The Trustee shall be the named fiduciary for the purpose of the management and control of the Trust, and as such shall have exclusive authority and discretion in the management and control of the Trust (subject to the limitations as may be set forth in the Trust Agreement), provided if an investment manager has been appointed and accepted appointment, the investment manager shall be the named fiduciary for the purpose of directing the investment of the Trust and the Trustee’s responsibilities and authority shall be limited accordingly.

(d) Humana Unitized Stock Fund Fiduciary. The Sponsoring Employer may appoint an investment manager to be the Humana Unitized Stock Fund Fiduciary. Subject to Section 4.6(b), the Humana Unitized Stock Fund Fiduciary shall have at all times the exclusive fiduciary authority and responsibility to exercise the following powers:

(1) to restrict the investment of new participant or employer contributions in the Humana Unitized Stock Fund;

(2) to restrict the transfer of participant account balances into the Humana Unitized Stock Fund;

(3) to sell or otherwise dispose of all of the Common Stock held in the Humana Unitized Stock Fund;

(4) to restrict the transfer of participant account balances out of the Humana Unitized Stock Fund during any period in which the Humana Unitized Stock Fund Fiduciary is directing the sale or other disposition of the Common Stock in the Humana Unitized Stock Fund;

(5) to designate an alternative investment fund available under the Plan for the temporary investment of any proceeds from any sale or other disposition of Common Stock pending participant directions to the Trustee of the Plan with respect to the investment of such proceeds;

(6) to vote the Common Stock in the Humana Unitized Stock Fund in accordance with the terms of the Plan and applicable law; and

(7) to instruct the Trustee of the Plan with respect to the foregoing matters.

In exercising the foregoing powers, the Humana Unitized Stock Fund Fiduciary shall take into account the statement of intent set forth in Section 4.6(b) to the fullest extent permitted by ERISA. In addition, the Humana Unitized Stock Fund Fiduciary will evaluate the prudence of maintaining the Humana Unitized Stock Fund not on the basis the risk associated with the Humana Unitized Stock Fund standing alone but in light of the availability of other investment options under the Plan and the ability of Plan Participants to construct a diversified portfolio of investments consistent with their individual desired level of risk and return.

(e) Specific Duties. Each fiduciary shall be responsible only for the specific duties assigned herein and shall not be directly or indirectly responsible for the duties assigned to another fiduciary.

13.3	RIGHTS TO INDEMNIFICATION.

The Sponsoring Employer shall indemnify each director, Plan Administrator, officer, employee, or Committee member, who is, or is threatened to be made, a party to any threatened or pending action or proceeding, whether civil, criminal, administrative or investigative, including actions by or in the right of the Sponsoring Employer, by reason of the fact that such director, Plan Administrator, officer, employee, or Committee member is or was serving at the request of the Sponsoring Employer as a “fiduciary” (as defined by section 3(21)(A) of ERISA) with regard to the Plan, (an “indemnitee”) against expenses

(including attorneys’ fees), claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred in connection with such action or proceeding, unless such expense, claim, fine, judgment, taxes, cause of action, liability or amount arose from that persons gross negligence, fraud or willful breach of fiduciary responsibilities under ERISA, except, that with respect to an action by or in the right of an Employer, indemnification shall be made only against expenses (including attorneys’ fees).

13.4	ADVANCEMENT OF EXPENSES.

The Sponsoring Employer may advance all expenses (including attorneys’ fees) incurred by any indemnitee in defending a civil, criminal, administrative or investigative action, suit or proceeding pending the final disposition of such action, suit or proceeding unless the circumstances of the individual case demonstrate the indemnitee’s conduct is not entitled to indemnification under Section 13.3 because of the indemnitees’gross negligence, fraud or willful breach of fiduciary responsibilities; provided, however, that the indemnitee shall provide security by or on behalf of the indemnitee to repay such amounts if the Sponsoring Employer determines that the indemnitee is not entitled to be indemnified by the Employer as authorized by this Article 13.

13.5	DETERMINATION OF RIGHT TO INDEMNITY.

To the extent that any indemnitee has been successful on the merits or otherwise in the defense of the action, suit or proceeding, or in defense of any claim, issue or matter therein, referred to in Section 13.3, the indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith and, if expenses were advanced as provided in Section 13.4, the Sponsoring Employer shall not seek repayment of such expenses. If any action, suit, or proceeding shall terminate by judgment or order adverse to the indemnitee, or settlement, conviction or upon a plea of nolo contendere or its equivalent, the Sponsoring Employer, in the same manner provided in Section 13.4 with reference to advancement of expenses, shall (unless ordered by a court to make indemnification) determine whether indemnification of the indemnitee is not proper in the circumstances because that person has been guilty of gross negligence, fraud or willful breach of fiduciary responsibilities. If the Sponsoring Employer determines that the indemnitee is entitled to indemnification, then such person shall be indemnified against expenses (including attorneys fees) claims, fines, judgments, taxes, causes of actions or liability and amounts paid in settlement, actually and reasonably incurred in connection with such action or proceeding and, if expenses were advanced as provided in Section 13.4 the Sponsoring Employer shall not seek repayment of such expenses. The termination of any action or proceeding by adverse judgment or order, conviction settlement or plea of nolo contendere or the equivalent, shall not, of itself, create a presumption that the indemnitee was guilty of gross negligence, fraud or willful breach of fiduciary responsibilities.

13.6	OTHER RIGHTS.

The indemnification provided by this Article 13 shall not be deemed exclusive of any other rights to which any director, Plan Administrator, officer, employee, or Committee member may be entitled, and shall continue as to a person who has ceased to be a director, Plan Administrator, officer, employee, or Committee member and shall inure to the benefit of the personal representative, heirs and legatees of such a person.

ARTICLE 14 — THE TRUST AND TRUSTEE

14.1	ESTABLISHMENT OF TRUST.

The Sponsoring Employer has entered into the Trust Agreement with the Trustee for the purpose of establishing the Trust to invest and hold the Contributions and any assets transferred pursuant to Section 19.2, and the income and gains thereon in order to provide the funds which will be used to provide a Benefit under the Plan. The Trust shall be received, held in trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and the Plan.

14.2	NO DIVERSION OF TRUST.

No part of the Trust shall be used for, or diverted to purposes other than for, the exclusive benefit of Participants and their Beneficiaries, or for the payment of the expenses of the Plan and Trust. No person shall have any interest in, or right to, the Trust or any part thereof except as specifically provided for in this Plan or the Trust Agreement.

14.3	REMOVAL OR RESIGNATION OF TRUSTEE.

The Sponsoring Employer may remove the Trustee, and the Trustee may resign, at any time upon the notice required by the terms of the Trust Agreement and, upon such removal or resignation, the Sponsoring Employer shall designate and appoint a successor Trustee.

14.4	TRUST AGREEMENT PART OF PLAN.

The Trust Agreement shall be deemed to form a part of the Plan and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

14.5	TRUSTEE POWERS.

The Trustee shall have the power to hold, invest and reinvest Trust, purchase annuities on the lives of Participants, and to control and disburse the Trust assets, all as set forth in the Trust Agreement.

14.6	NO GUARANTEE OF LOSSES IN TRUST.

Neither the Sponsoring Employer, the Plan Administrator, the Committee nor the Trustee guarantee the assets of the Trust from loss or depreciation.

14.7	SETTLEMENT OF TRUST ACCOUNTS.

The Trust Agreement may contain provisions granting authority to the Sponsoring Employer to settle the Accounts of the Trust held by the Trustee on behalf of all persons having or claiming an interest in the Trust.

14.8	PAYMENT OF EXPENSES OF PLAN AND TRUST.

Except as set forth in Section 11.2(g) with respect to expenses of Advisors, all necessary expenses that may arise in connection with the administration of the Plan and Trust, including recordkeeping fees and expenses, Trustee and brokerage fees, and other expenses associated with fund investments, shall be paid by the Trustee from the income of the Trust to the extent that the income thereof is sufficient, or from the corpus of the Trust if the income is insufficient, except to the extent, if any, that such expenses may be paid by the Sponsoring Employer or assessed to Participants Accounts in connection with certain transactions, which may include, but shall not be limited to, withdrawals, distributions, domestic relations orders, and Participant loans. Where the Trustee is a person who receives full-time pay from an Employer, such Trustee shall not receive any remuneration from the Trust, except for reimbursement of expenses properly and actually incurred.

ARTICLE 15 — AMENDMENTS TO THE PLAN AND TRUST AGREEMENT

15.1	RIGHTS GENERALLY TO MAKE AMENDMENTS.

The Sponsoring Employer shall have the right at any time by instrument of writing, duly executed and delivered to the Trustee, to modify, alter or amend the Plan and the Trust Agreement, in whole or in part, provided that the duties, powers and liabilities of the Trustee shall not thereby be substantially modified without the written consent of the Trustee. Any Benefit which has actually accrued and become distributable hereunder shall not be affected thereby, except as provided in Section 15.2. No amendment shall be made which shall cause or authorize any part of the Trust to revert or be refunded to the Employer, or decrease any Participant’s Account Balance. Subject to the foregoing restrictions, the Committee appointed pursuant to Article 12 shall also have the authority to amend the Plan in any manner which is necessary to maintain the qualification and tax exempt status of the Plan under the Code and ERISA, and the authority to adopt any other amendment to the Plan which does not have the effect of increasing the liability of the Employer.

15.2	RIGHT TO MAKE AMENDMENTS RELATING TO QUALIFICATION OF PLAN.

The Sponsoring Employer shall have the unlimited right to amend the Plan at any time, retroactively or otherwise, in such respects and to such extent as may be necessary to qualify it under existing laws and regulations so as to permit the full deduction for tax purposes of Employer Contributions made hereunder and to meet the requirements of the Code or ERISA, and, to the extent necessary to accomplish such purpose, may by such amendment decrease or otherwise affect the rights of Participants or Beneficiaries to a Benefit which has actually accrued and become distributable hereunder; provided, however, no amendment to the Plan shall reduce or eliminate a Participant’s Account Balance in a manner that would violate Code section 411(d)(6).

ARTICLE 16 — ADDITION AND WITHDRAWAL OF AN EMPLOYER

16.1	ADOPTION OF PLAN AND TRUST AGREEMENT BY RELATED EMPLOYERS.

(a) Procedure. Any Related Employer may adopt the Plan and Trust Agreement by (i) submitting the action of its Governing Authority adopting the Plan to the Plan Administrator, and (ii) having the Sponsoring Employer approve the adoption and submitting evidence of that approval to the Plan Administrator. Inclusion of a Related Employer in Appendix A of the Plan conclusively establishes Sponsoring Employer approval of that Related Employer’s participation in the Plan. Upon approval of the Plan Administrator, a Related Employer may limit its adoption of the Plan to one or more of its groups of employees, divisions, locations, operations, or other appropriate business classification.

(b) Effect of Adoption. Any Related Employer adopting the Plan is subject to the terms and provisions of the Plan and Trust Agreement and any interpretations of the Plan and Trust Agreement made by the Plan Administrator. Each Related Employer adopting the Plan designates irrevocably the Sponsoring Employer as its agent for all of its relations with the Trustee and Plan Administrator for all purposes of this Plan.

16.2	WITHDRAWAL FROM PLAN AND TRUST AGREEMENT BY EMPLOYER.

(a) Withdrawal From Participation. An Employer (other than the Sponsoring Employer) shall automatically be withdrawn from participation in the Plan effective upon ceasing to be a Related Employer. A Related Employer who is an Employer may withdraw from the Plan and Trust Agreement by delivering to the Plan Administrator a resolution of its Governing Authority authorizing its withdrawal as an Employer. The Sponsoring Employer may at any time, in its discretion, determine that an Employer may no longer participate in the Plan and may direct that the Employer withdraw from the Plan. An Employer’s withdrawal from participation is not considered a Termination of Employment of the Participants of that Employer.

(b) Establishment of Succeeding Plan. If a withdrawing Employer establishes a new qualified plan for its employees, the Sponsoring Employer may authorize the Plan Administrator to transfer to the trustee of the new plan the value of the Accounts of the affected participants according to procedures established by the Plan Administrator. Such transfer of assets shall also include the transfer of any loans made pursuant to Article 7 to affected Participants that are outstanding at the time of transfer. No asset transfer will be made if the transfer eliminates or reduces any benefit protected by Code section 411(d)(6).

(c) Right to Terminate. If no successor trustee is designated by a withdrawing Employer, in accordance with procedures established by the Plan Administrator, the Plan, with respect to the Accounts of the Participants of the withdrawing Employer, may be spun out of the Plan and terminated. Upon termination, the Accounts of the affected Participants shall be 100% vested and distributed to those Participants. No part of the corpus or income of the Trust as it relates to that withdrawing Employer may be used for or diverted for purposes other than for the exclusive benefit of the Participants of that withdrawing Employer.

ARTICLE 17 — CHANGE IN EMPLOYMENT

17.1	PARTICIPANT TRANSFER FROM EMPLOYER TO EMPLOYER.

A Participant who transfers employment from one Employer to another Employer will not incur a Termination of Employment with an Employer and shall continue to be a Participant in this Plan without interruption.

17.2	PARTICIPANT TRANSFER FROM EMPLOYER TO NONPARTICIPATING EMPLOYER.

A Participant who transfers employment from an Employer to a Nonparticipating Employer will not incur a Termination of Employment. A Participant who transfers employment from an Employer to a Nonparticipating Employer will no longer be eligible to participate in the Plan for purposes of making Deferral Contributions or After-Tax Contributions to the Plan or receiving Employer Contributions under Article 3.

17.3	TREATMENT OF ACCOUNT FOLLOWING TRANSFER TO A NONPARTICIPATING EMPLOYER.

Unless the Plan Administrator otherwise directs, a Participant’s Account will not be transferred to any other plan sponsored by a Nonparticipating Employer upon transfer of employment by that Participant from an Employer to the Nonparticipating Employer and the Account Balances will continue to be determined as provided in Article 4. A Participant who transfers employment from an Employer to a Nonparticipating Employer while a loan from his Account is outstanding will continue to have loan payments made to his Account through payroll deduction from his Nonparticipating Employer or, if the Plan Administrator determines it is administratively practicable to do so, by direct payment from the Participant according to any rules and procedures established by the Plan Administrator.

17.4	CREDIT FOR SERVICE WITH A NONPARTICIPATING EMPLOYER.

An Employee who transfers employment from a Nonparticipating Employer to an Employer, or from an Employer to a Nonparticipating Employer, shall receive credit for service with that Nonparticipating Employer for the purposes of determining Years of Vesting Service and Years of Retirement Service.

ARTICLE 18 — TERMINATION OF PLAN AND TRUST

18.1	EVENTS CAUSING TERMINATION OF PLAN.

Upon the occurrence of any one or more of the following events the Plan, subject to the procedures contained in Section 18.2, shall be terminated:

(a) Dissolution. The dissolution of the Employers.

(b) Discontinuance of Employer Contributions. The complete discontinuance of Employer Contributions by the Employers.

(c) Resolution of the Sponsoring Employer. The Sponsoring Employer may terminate the Plan with respect to all Participants by taking the appropriate corporate action and giving written notice of the termination to the Trustee, all other Employers, and the Participants.

18.2	TERMINATING PARTICIPATION BY PARTICIPATING EMPLOYER.

An Employer, other than the Sponsoring Employer, may terminate participation in the Plan with respect to Participants who are Employees of that Employer by appropriate action of its Governing Authority and by giving written notice of the termination to the Trustee, the Sponsoring Employer, and the Participants who are Employees of that Employer.

18.3	PROCEDURE UPON TERMINATION.

Should any of the events listed in Sections 18.1 or 18.2 occur, the portion of each Participant’s Accounts (or, in the case of a partial termination, the affected Participant’s Accounts) attributable to Matching Contributions shall at that time become nonforfeitable for the Employees of any terminating Employer and, only to the extent required under ERISA, for the Employees of any other Employer. The Plan and the Trust Agreement shall be continued until such time as all Accounts have been fully distributed, at which time the Plan and the Trust Agreement shall terminate as to such Participants. Until such time as the Sponsoring Employer determines that the Trust Agreement shall be terminated, the Trustee shall distribute the Accounts as the Plan Administrator directs. Upon determination by the Sponsoring Employer that the Trust Agreement shall terminate, the Trustee shall distribute the assets of the Trust as follows:

(a) Expenses or Liabilities. First, to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in the termination of the Plan and the Trust Agreement, to the extent not paid by the Sponsoring Employer.

(b) Distribution of Benefit. Second, to distribute to the Participants the amount of their Benefit in the Trust in a form authorized under Section 6.3. The Participant may request, in the same manner but in addition to the forms of distribution set out in Section 6.3, that his Benefit be distributed in the form of a nontransferable single premium annuity to the extent required by the Code.

ARTICLE 19 — MISCELLANEOUS

19.1	MERGER OR CONSOLIDATION OF PLAN.

In the event of a merger or consolidation of the Sponsoring Employer or transfer of all or substantially all of its assets to any other corporation, partnership or association, provision may be made by such successor corporation, partnership or association at its election for the continuance of this Plan as to such successor entity. Such successor shall, upon its election to continue this Plan, be substituted in place of the Sponsoring Employer by an instrument duly authorizing such substitution and duly executed by the Sponsoring Employer and its successor. Upon notice of such substitution, the Trustee and all Participants hereunder shall be authorized to recognize such successor in the place of the Sponsoring Employer. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other “plan” (as defined in section 3(3) of ERISA), provision shall be made so that each Participant in the Plan on the date of such merger, consolidation or transfer will receive a benefit immediately after the merger, consolidation or transfer from the Plan if such plan would then be terminated which is equal to or greater than the Benefit the Participant would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then been terminated.

19.2	TRANSFER OF PLAN ASSETS.

(a) Merged Assets or Liabilities. Another defined contribution “plan” (as defined in section 3(3) of ERISA), or any portion of a plan, may be merged, transferred, or consolidated with and into this Plan resulting in the transfer of assets or liabilities from such transferor plan to this Plan with the approval of the Sponsoring Employer and delivery of notice of the transfer to the Trustee. The Trustee may receive any amounts transferred to it in the name of an Employee from the trustee or custodian of another plan qualified under Code section 401(a), unless an Employee is employed by a Nonparticipating Employer. If the Plan Administrator determines that all or part of a merger, transfer, or consolidation with and into the Plan was ineligible to be transferred into the Plan, the Plan Administrator may direct that any ineligible amounts, plus earnings or losses attributable thereto as determined by the Plan Administrator, be distributed from the Plan to the Employee as soon as administratively feasible. Notwithstanding the foregoing, the Plan Administrator may, at its discretion, also return the amount transferred to the transferor plan or correct the ineligible transfer using any other method permitted by the IRS under regulation or other guidance.

(b) Protected Benefits. In connection with a merger pursuant to Section 19.2(a), the Plan shall be amended as provided in Section 15.1 to preserve any “protected benefit” (as provided in Code section 411(d)(6)) under the applicable Merged Plan with respect to the Money Purchase Accounts or Prior Plan/Rollover Accounts established in accordance with the merger. The preserved provisions relating to Merged Plans applicable to Merged Participants are set forth in Appendix B.

19.3	CONSTRUCTION.

(a) State Law. The Plan shall be construed and enforced according to the laws of the Commonwealth of Kentucky without regard to the conflict of laws provisions thereof, and all provisions hereunder shall be administered according to the laws thereof, except to the extent preempted by ERISA.

(b) ERISA and Code. It is intended that the Plan and Trust meet the requirements of ERISA and the Code, and the Plan and Trust Agreement shall be interpreted and construed, wherever possible, to comply with the terms of ERISA, the Code, and the regulations and rulings of general applicability issued thereunder. Wherever a reference is made to an ERISA or Code section, that reference includes a reference to the applicable regulations and other guidance of general applicability issued that relates to that ERISA or Code section.

(c) Gender and Number. Any words herein used in the masculine or neuter shall read and be construed in the feminine, masculine or neuter where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

(d) Section. Any reference to a “Section” in this Plan when capitalized shall mean the numbered section of this Plan, unless the context clearly indicates a section of an external document.

(e) Including. As used anywhere in this Plan, the term “including” when introducing examples or illustrations for clarity means, and will be construed for all purposes as, “including but not limited to” and “including without limitation” the examples or illustrations provided, and the interpretive canon of negative implication (i.e., expressio unius est exclusio alterius, or the expression of one thing implies the exclusion of all other things) does not apply.

19.4	DISTRIBUTIONS TO INCOMPETENTS OR MINORS.

In making any distribution to or for the benefit of any minor or incompetent Beneficiary, or incompetent Participant, the Plan Administrator in its sole discretion, may, but need not, direct the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of any incompetent, or to any adult with whom such person temporarily or permanently resides; and any such guardian, committee, relative or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt by such guardian, committee, relative or other person shall be a complete discharge to the Trustee, without any responsibility on its part or on the part of the Plan Administrator to see to the application thereof.

19.5	TITLES AND HEADINGS.

Titles of Articles and headings to Sections are inserted for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

19.6	PLAN VOLUNTARY ON PART OF EMPLOYERS.

While it is the intention of the Employers that the Plan shall be continued and Employer Contributions made in each year, the Plan and the Trust are entirely voluntary on the part of the Employers and the Sponsoring Employer may amend the Plan as provided in Article 15 and an Employer or the Sponsoring Employer may terminate the Plan as provided in Article 18. The Employers do not guarantee or promise to distribute or cause to be distributed any Benefit provided by the Plan and each Participant, Beneficiary or any other person who may claim the right to any distribution or Benefit under the Plan shall be entitled to look only to the Plan and the Trust for such distribution or Benefit and shall not have any right, claim or demand therefor against any Employer.

19.7	PLAN NOT CONTRACT OF EMPLOYMENT.

This Plan shall not be deemed to constitute a contract between the Employer and Participants or to be a consideration or inducement for the employment of any Participant or employee. Nothing contained in the Plan shall be deemed to give any Participant or employee the right to be retained in the service of an Employer nor to interfere with the right of an Employer to discharge any Participant or employee at any time regardless of the effect which such discharge may have upon the employee as a Participant in the Plan.

19.8	PARTICIPANT INTERESTS LIMITED TO BENEFIT ACTUALLY ACCRUED.

No Participant shall have any legal right, title or interest in the Trust, or any of its assets, except in the event and to the extent that a Benefit may actually accrue hereunder, and the same limitations shall be applicable with respect to a Benefit upon death of a Participant which may be distributable to a Beneficiary.

19.9	SPENDTHRIFT CLAUSE.

Except as provided in Article 7, the interests of Participants and Beneficiaries in the Trust or any other trust assets held by the Trustee shall not be subject to assignment or alienation by operation of law or legal process, nor shall such interests be assignable, alienable or transferable in any way. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any Benefit distributable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code section 414(p), or any domestic relations order entered before January 1, 1985. Notwithstanding anything in this Section 19.9 to the contrary, a Participant’s Benefit provided under this Plan shall be offset against an amount that the Participant is, on or after August 5, 1997, ordered or required to pay to the Plan to the extent such offset meets the requirements provided under Code section 401(a)(13)(C).

19.10	ACTION BY SPONSORING EMPLOYER.

Actions authorized or permitted under this Plan to be taken by the Sponsoring Employer may be taken by appropriate action of its board of directors or any officer, employee, or agent of the Sponsoring Employer to whom authority to act has been properly delegated.

19.11	OVERPAYMENTS.

(a) Obligation to Repay Overpayment. By accepting benefits under the Plan, Participants and Beneficiaries agree that if any payment from the Plan exceeds the amount of the Benefit to which that individual is entitled to receive under the Plan (including due to mistake of fact or law, reliance on false or fraudulent statements, information or proof submitted by a claimant, or continuation of payments after the death of a Participant or a Beneficiary) (“Overpayment”), a Participant, or if applicable, Beneficiary, will repay the Overpayment to the Plan upon receipt of a written notice by the Plan Administrator (or any other designee duly authorized by the Plan Administrator) requesting repayment, plus interest, attorneys’ fees, and costs incurred by the Plan, Plan Administrator, or Sponsoring Employer to obtain repayment of the Overpayment (“Recovery Expenses”) if the Overpayment is not repaid within 30 days from receipt of the written notice.

(b) Recovery to Plan. The Plan Administrator has full authority, in its sole discretion, to recover the amount of any Overpayment paid by the Plan to or on behalf of any Participant or Beneficiary and any Recovery Expenses. This authority includes the authority to: (i) obtain repayment of the Overpayment in a lump sum from any individual, (ii) reduce the Benefit payable from the Plan, including reducing future Benefit payments, (iii) reduce future benefits payable to a Beneficiary who is, or may become, entitled to receive payments under the Plan; and (iv) initiate legal action or take such other action as may be necessary or appropriate to recover the Overpayment and Recovery Expenses.

ARTICLE 20 — DEFINITIONS

The following words and phrases when used in the Plan have the meanings set forth below unless the context plainly requires a different meaning:

20.1	415 COMPENSATION.

Compensation within the meaning of Code section 415(c)(3) and more specifically the definition specified in Treasury Regulation sections 1.415(c)-2(b) and (c) subject to the following:

(a) Compensation shall be included in a Plan Year only if actually paid or made available during such Plan Year.

(b) 415 Compensation for a Plan Year shall also include amounts paid no later than 2 1⁄2 months after the Participant’s severance from employment with an Employer or the end of the Plan Year that includes the date of the Participant’s severance from employment. In such instances, amounts shall be included only if one of the following applies:

(1) The payment is regular compensation for services during the Participant’s regular working hours (such as overtime or shift deferential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been made to the Participant while the Participant continued in employment with an Employer;

(2) The payment is for unused accrued bona fide sick, vacation, paid time off, or other leave that the Participant would have been able to use if employment had continued; or

(3) The payment is received by the Participant pursuant to a nonqualified deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payment not described above will not be included in 415 Compensation if paid after severance from employment, even if paid by the later of 2 1⁄2 months after the date of severance from employment or the end of the Plan Year that includes the date of the severance from employment; provided, however, that 415 Compensation shall include amounts paid to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code section 414(u)(1)) to the extent the compensation does not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

(c) 415 Compensation shall also include any deemed Section 125 compensation as defined in Revenue Ruling 2002-27.

20.2	ACCOUNT.

The account and all sub-accounts established and maintained under the Plan for a Participant.

20.3	ACCOUNT BALANCE.

The fair market value of an Account as of a Valuation Date, subject to Sections 4.5(c) and 4.2.

20.4	AFTER-TAX ACCOUNT.

The Account established and maintained on behalf of a Participant, to which shall be credited that Participant’s After-Tax Contributions, regular contributions made on an after-tax basis under the Plan prior to January 1, 1994 (“Thrift Contributions”), Prior Matching Contributions, voluntary contributions made on an after-tax basis under the Plan prior to January 1, 1994 amounts transferred from the Prime Health 401(k) Plan and Prime Health Retirement Plan, and the net gains or losses of the Fund or Funds in which such amounts are invested and from which shall be deducted withdrawals and distributions attributable to these amounts.

20.5	AFTER-TAX CONTRIBUTIONS.

The Contributions of a Participant made on an after-tax basis pursuant to Section 3.3.

20.6	ASSOCIATED COMPANY.

Any entity the Sponsoring Employer has designated as an Associated Company for purposes of crediting Years of Vesting Service under the Plan. As of the Effective Date of Restatement, the Associated Companies are any entity that qualifies as an “Eligible Employer” under the Humana Partnership Savings Plan.

20.7	AUTOMATIC ENROLLMENT DATE.

With respect to an Employee who is automatically enrolled in the Qualified Automatic Contribution Arrangement of the Plan pursuant to Section 3.1(a), the date specified as the Employee’s Automatic Enrollment Date in Section 3.1(a)(2).

20.8	AUTOMATIC ENROLLMENT PARTICIPANT.

A Participant who is automatically enrolled in the Qualified Automatic Contribution Arrangement of the Plan pursuant to Section 3.1(a) and has Pretax Contributions made to the Plan on his behalf in the Qualified Percentage under Section 3.1(a)(2).

20.9	BENEFICIARY.

The person or entity entitled pursuant to Article 9 to receive a Benefit distributable hereunder upon or after a Participant’s death.

20.10	BENEFIT.

The vested, nonforfeitable interest of a Participant’s Account Balance that is distributable to the Participant or the Participant’s Beneficiary as provided in Articles 5, 6, and 8.

20.11	BREAK IN SERVICE.

A 12-consecutive month period beginning on the date a Participant severs from service with the Employer and ending on the first anniversary of such date and each 12-consecutive month period thereafter, provided the Participant does not perform an Hour of Service during each such period; provided, however, further, that for purposes of determining whether a Break in Service has occurred, the severance from service date is the second anniversary of the first day of absence with respect to an individual who is absent from service beyond the first anniversary of the first day of absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. With respect to the above maternity or paternity absences, the period between the first and second anniversaries of the first day of absence from work with the Employer is neither a period of service nor a period of severance.

20.12	CODE.

The Internal Revenue Code of 1986, as it has been and may be amended from time to time. Reference to any section of the Code shall include any provision successor thereto.

20.13	COMMITTEE.

The person or persons designated by the Sponsoring Employer pursuant to Article 12 as the Humana Retirement Plans Committee and designated to be the Plan Administrator.

20.14	COMMON STOCK.

Any “qualifying employer security” of the Sponsoring Employer within the meaning of Code sections 4975(e)(8) and 409(l) that is readily tradable on an established securities market and is contributed to the Trust or acquired by the Trustee as part of the Trust. Except as required by Code section 409(h) and by Treasury Regulation sections 54.4975-7(b)(9) & (10), or as otherwise required by applicable law, no Common Stock held in the ESOP Common Stock Account may be subjected to a put, call, or other option, or a buy-sell or similar arrangement while held by, or distributed from, the Plan, whether or not the Plan is an employee stock ownership plan, within the meaning of Code section 4975(e)(7) at that time.

20.15	CONTRIBUTIONS.

Deferral Contributions, After-Tax Contributions, Employer Contributions, Rollover Contributions, and Roth Rollover Contributions are referred to herein collectively as Contributions.

20.16	DEFERRAL CONTRIBUTIONS.

Elective, automatic, voluntary, and catch-up Pretax Contributions and elective, voluntary, and catch-up Roth Contributions are referred to collectively as Deferral Contributions. Deferral Contributions do not include After-Tax Contributions.

20.17	DISABILITY OR DISABLED.

A Participant is Disabled if, due to a physical or mental condition commencing during employment with the Employer, the Participant becomes eligible for disability benefits under the federal Old Age Survivors and Disability Insurance Program financed through the Social Security Administration or for benefits under a long term disability plan sponsored by an Employer.

20.18	DISTRIBUTABLE EVENT.

A Participant’s Termination of Employment or the termination of the Plan, following either of which the Participant’s vested Benefit may be distributed or distribution of such may be commenced.

20.19	DIVIDEND ACCOUNT.

An Account established and maintained on behalf of a Participant’s within his ESOP Common Stock Account to which shall be credited for periods on or after December 1, 2011, all dividend amounts reinvested in the Humana Unitized Stock Fund, regardless of the Contribution source, and the net gains or losses on the Humana Unitized Stock Fund and from which shall be deducted withdrawals and distributions attributable to this Account. The Dividend Account shall include a pre-tax dividend subaccount, a Roth dividend subaccount, a money purchase dividend subaccount, and such other subaccounts as the Plan Administrator may establish on behalf of a Participant with his Dividend Account.

20.20	EFFECTIVE DATE OF RESTATEMENT.

The Effective Date of Restatement of this Plan as amended and restated herein is January 1, 2022, except as otherwise specifically provided herein or, if later, the date for each Employer, other than the Sponsoring Employer, adopting this Plan and that Employer’s Employees as specified in Appendix A, Section A.1 for that Employer.

20.21	ELIGIBLE DEFERRAL CONTRIBUTIONS.

All of the following contributions made to the Plan on behalf of Participants, which are eligible for Matching Contributions as provided in Section 3.4:

(a) The regular Pretax Contributions made to the Plan pursuant to Section 3.1(a), including both elective Pretax Contributions under Section 3.1(a)(1) and automatic Pretax Contributions under Section 3.1(a)(2), and credited to a Participant’s Pretax Contribution Account;

(b) The catch-up Pretax Contributions made to the Plan pursuant to Section 3.1(c) and credited to a Participant’s Pretax Contribution Account;

(c) The elective Roth Contributions made to the Plan pursuant to Section 3.2(a) and credited to a Participant’s Roth Account; and

(d) The catch-up Roth Contributions made to the Plan pursuant to Section 3.2(c) and credited to a Participant’s Roth Account.

Eligible Deferral Contributions do not include (i) elective Roth Contributions made to the Plan pursuant to Section 3.2(a) that, when aggregated with a Participant’s regular Pretax Contributions made to the Plan pursuant to Section 3.1(a), exceed 6% of a Participant’s Plan Compensation; (ii) voluntary Pretax Contributions made to the Plan pursuant to Section 3.1(b); (iii) voluntary Roth Contributions made to the Plan pursuant to Section 3.2(b); (iv) Rollover Contributions; (v) Roth Rollover Contributions; (vi) Roth Conversion Contributions; or (vii) After-Tax Contributions.

20.22	ELIGIBLE RETIREMENT PLAN.

An “eligible retirement plan” as defined under Code section 402(c)(8)(B), which includes an individual retirement plan described in Code section 408(a), an individual retirement annuity described in 408(b) (other than an endowment contract), a qualified trust described in Code section 401(a), a qualified annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), and an eligible deferred compensation plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such a plan from this Plan.

20.23	EMPLOYEE.

Any person employed by an Employer as a regularly scheduled full or part time associate, except that the term Employee does not include (i) any person included in a unit of employees covered by a collective bargaining agreement between employee representatives and an Employer unless such collective bargaining agreement expressly provides that such person is eligible for participation in the Retirement Account or the Pretax Contribution Account and the Matching Contribution Account or both the Retirement Account and the Pretax Contribution Account and the Matching Contribution Account, (ii) any person who is a Leased Employee, (iii) any person who, regardless of how he is classified by any court, the Internal Revenue Service or any other governmental agency, (a) is classified by his Employer as an independent contractor, as evidenced by failure to withhold taxes from his remuneration; (b) has his total 415

Compensation from his Employer reflected on a Form 1099 and not a Form W-2; (c) is an agency employee, i.e., an individual working for a company providing goods and services (including temporary employee services) to an Employer; or (d) has agreed in writing to ineligible status under the Plan; (iv) any person classified by his Employer in any associate category as a limited term, variable staffing pool (VSP), pro re nata (PRN), seasonal, temporary, or other occasional worker; or (v) any person who is a nonresident alien and who receives no earned income from an Employer that constitutes United States sourced income unless the Sponsoring Employer has designated such person as eligible to become a Participant.

20.24	EMPLOYER.

The Sponsoring Employer and each Related Employer that adopts the Plan pursuant to Section 16.1. The term Employer shall also include (except in the case of the Sponsoring Employer) any employer successor to an Employer by merger, purchase of assets or otherwise which, with the consent of the Sponsoring Employer, adopts the Plan. In the case of the Sponsoring Employer, the term Employer shall include any successor employer, whether by merger, purchase of assets or otherwise which adopts the Plan and the Trust Agreement. When used with reference to an Employee or Participant, the term means the Employer employing the Employee or Participant. The provisions of this Plan shall be applied to each Employer as though it were the sole Employer adopting the Plan, except as specifically provided otherwise herein. The Schedule of Employers that have adopted the Plan as of the Effective Date of Restatement and thereafter from time to time is attached as Appendix A and incorporated by reference herein.

20.25	EMPLOYER CONTRIBUTIONS.

The Matching Contributions contributed by an Employer to the Trust pursuant to Section 3.4, the Retirement Contributions contributed by an Employer to the Trust with respect to Plan Years prior to January 1, 2011, Profit Sharing Contributions contributed by an Employer to the Trust pursuant to Section 3.5 with respect to Plan Years after 2011, and any qualified nonelective contributions or qualified matching contributions that the Employer may contribute to the Trust.

20.26	ERISA.

The Employee Retirement Income Security Act of 1974, as it has been and may be amended from time to time. Reference to any section of ERISA shall include any provision successor thereto.

20.27	ESOP COMMON STOCK ACCOUNT.

The Account established and maintained on behalf of a Participant to which shall be credited for periods on or after December 1, 2011, all amounts invested in the Humana Unitized Stock Fund, regardless of the Contribution source, and the net gains or losses of the Humana Unitized Stock Fund and from which shall be deducted withdrawals and distributions attributable to this Account.

20.28	FAIR MARKET VALUE.

As of a particular date, the selling price of a share of Common Stock on the New York Stock Exchange at the close of business on such date or if such date is not a trading day, at the close of business on the most recent trading day. The Fair Market Value of any other property as of a particular date shall be determined in accordance with the general principles of applicable law.

20.29	FORFEITURES.

Amounts forfeited to the Plan pursuant to Section 5.4 and any other amounts forfeited to the Plan or properly allocated as forfeitures to the Plan.

20.30	FUNDS.

Those funds designated by the Plan Administrator from time to time plus the Humana Unitized Stock Fund into which Accounts may be invested.

20.31	GOVERNING AUTHORITY.

An Employer’s board of directors or other applicable governing authority. Any action to be taken under this Agreement by an Employer which is: (a) a corporation, shall be taken by the board of directors of the corporation or any person or persons duly empowered by the board of directors to take the action involved, (b) a partnership, shall be taken by an authorized general partner of the partnership, (c) a sole proprietorship, shall be taken by the sole proprietor; or (d) a limited liability company, shall be taken by a member of the limited liability company.

20.32	HIGHLY COMPENSATED EMPLOYEE.

The term Highly Compensated Employee includes Highly Compensated Active Employees and Highly Compensated Former Employees.

(a) Highly Compensated Active Employees. Any Employee who performs service for an Employer during the determination year and who (i) was a Five-Percent Owner at any time during the year or the preceding year, or (ii) for the preceding year had 415 Compensation from the Employer in excess of the amount specified in Code section 414(q)(1)(B), as adjusted thereafter in the manner provided in Code section 415(d) pursuant to Code section 414(q) ($135,000 for the 2022 determination year). For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

(b) Highly Compensated Former Employees. Any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for an Employer during the determination year, and was a Highly Compensated Active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

(c) Determination. The determination of who is a Highly Compensated Employee, including the 415 Compensation that is considered, will be made in accordance with Code section 414(q).

20.33	HOUR OF SERVICE.

(a) Any hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer during a Plan Year or other applicable computation period (1) for the performance of duties for an Employer; (2) on account of a period of time during which no duties are performed; (3) as a result of a back pay award which has been agreed to or made by an Employer, irrespective of mitigation of damages, to the extent that such hour has not been previously credited under item (1) or item (2) preceding; and (4) each hour in or attributable to a period of time during which the Employee performs no duties due to Qualified Military Service as provided in the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), provided that such Employee’s duties for an Employer are resumed within the minimum time limits permitted under federal law after release from the armed forces.

(b) Hours of Service will be credited for employment with other members of an affiliated service group (under Code section 414(m)), a group of trades or businesses under common control (under Code section 414(c)) of which the Sponsoring Employer is a member, a controlled group of corporations (under Code section 414(b)) of which the Sponsoring Employer is a member, and any other entity required to be aggregated with the Sponsoring Employer pursuant to Code section 414(o). Hours of Service will also be credited for any individual considered an Employee for purposes of the Plan under Code section 414(n) or 414(o).

(c) Hours of Service shall be calculated in accordance with Department of Labor Regulation 29 C.F.R. section 2530.200b-2(b). Hours of Service shall be credited to the appropriate computation period according to Department of Labor Regulation section 2530.200b-2(c).

20.34	HUMANA UNITIZED STOCK FUND.

The Fund within the Trust which shall be invested exclusively in Common Stock as provided in Section 4.6.

20.35	HUMANA UNITIZED STOCK FUND FIDUCIARY.

The named fiduciary appointed pursuant to Section 13.2(e) with respect to the Humana Unitized Stock Fund.

20.36	KEY EMPLOYEE.

Any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having 415 Compensation greater than the amount specified in Code section 416(i)(1)(A)(i), as periodically adjusted ($200,000 for 2022), a Five-Percent Owner (as defined in Section 10.4) of the Employer or a One-Percent Owner (as defined in Section 10.4) of the Employer having 415 Compensation of more than $150,000. The determination of who is a key employee will be made in accordance with Code section 416(i)(1).

20.37	LEASED EMPLOYEE.

Any person who provides services to an Employer (other than an employee of an Employer) if such services are provided pursuant to an agreement between an Employer and any other person determined in accordance with Code section 414(n)(6), such person has performed such services for an Employer (or for an Employer and related persons) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control of an Employer; provided, however, that such person will be included solely for purposes of testing compliance with the requirements of Code sections 414(n)(3)(A) and (B), unless: (i) such Leased Employee is covered under a money purchase pension plan providing a non-integrated employer contribution rate of at least 10% of 415 Compensation, immediate participation and full and immediate vesting; and (ii) not more than 20% of an Employer s employees who are not Highly Compensated Employees are Leased Employees. In determining whether an individual is a Leased Employee, the provisions of Code section 414(n) shall apply. For the avoidance of doubt, a Leased Employee does not include any Employee that any Employer may lease to any entity that is not an Employer.

20.38	MATCHING CONTRIBUTIONS.

The contributions of an Employer to the Trust pursuant to Section 3.4. The term shall also include contributions of the Sponsoring Employer to the Trust during the 1998 Plan Year and credited to the Pretax Contribution Accounts of eligible Employees (known prior to January 1, 2008 as Special Contributions).

20.39	MATCHING CONTRIBUTION ACCOUNT.

The Account established and maintained on behalf of a Participant to which shall be credited the Participant’s Matching Contributions and a proportionate share of the net gains or losses of the Funds in which the Account is invested and from which shall be deducted withdrawals and distributions attributable to this Account.

20.40	MERGED DATE.

With respect to a Merged Plan, the date as of which that Merged Plan was merged with and into the Plan, as set forth in the Merged Date column of Appendix B, Section B.1, which is incorporated by reference herein. The effective date of the Plan with respect to Merged Participants shall be the same date as the Merged Date with respect to those Merged Participants.

20.41	MERGED PARTICIPANT.

An Employee who became a Participant on a Merged Date as a result of being a participant in a Merged Plan, as set forth in Appendix B, which is incorporated by reference herein, and shall include each subgroup of Merged Participants defined in the Merged Participants column of Appendix B, Section B.1, which is incorporated by reference herein.

20.42	MERGED PLAN.

An employee benefit plan qualified under Code section 401, or any portion of such a plan, that was merged with and into the Plan as provided in Section 19.2 as of a Merged Date, as set forth in the Merged Plan column of Appendix B, Section B.1, which is incorporated by reference herein.

20.43	MONEY PURCHASE ACCOUNT.

The Account established and maintained on behalf of an Employee to reflect the Employee s interest in the Trust attributable to certain profit sharing plan or money purchase pension plan assets which were merged with this Plan following the acquisition of the Employee s former employer by an Employer. Effective prior to September 1, 1998, this Account was called the Prior Profit Sharing Account.

20.44	NON-HIGHLY COMPENSATED EMPLOYEE.

An Employee or former Employee of the Employer who is not a Highly Compensated Employee.

20.45	NON-KEY EMPLOYEE.

An Employee or former Employee who is not a Key Employee.

20.46	NONPARTICIPATING EMPLOYER.

Any Related Employer who does not participate in the Plan pursuant to Section 16.1. A Nonparticipating Employer also includes each Associated Company and any employer, other than an Employer, who participates in any qualified defined contribution plan sponsored by the Sponsoring Employer or any Related Employer.

20.47	NORMAL RETIREMENT DATE.

The first day of the month coincident with or immediately following the date on which all of the following shall have occurred:

(a) The Participant has completed five Years of Retirement Service;

(b) The Participant has reached at least age 55; and

(c) The Participant’s age plus Years of Retirement Service equals or exceeds 65.

20.48	PARTICIPANT.

An Employee or a Merged Participant who becomes a Participant as provided in Article 2. The term also includes, where appropriate, a former Participant who terminated service with an Employer or a Nonparticipating Employer and is entitled to a Benefit hereunder. A Participant who remains in the employ of an Employer after reaching Normal Retirement Date shall continue to be a Participant in the Plan until the date of actual retirement. The term also includes, where appropriate, a Beneficiary or Alternate Payee for purposes of Articles 4 and 6 and other applicable administrative provisions with respect to Accounts established in the name of the Beneficiary or Alternate Payee, except that no Beneficiary or Alternate Payee may have Contributions made to their Accounts.

20.49	PARTICIPATION.

The period of employment with an Employer as a Participant during which he makes contributions under the Plan or Pretax Contributions are made on his behalf or he is on an approved layoff, leave of absence, or he ceases to be employed by an Employer but continues in the employment of a Related Employer with respect to which the Plan has not been adopted.

20.50	PLAN.

The Humana Retirement Savings Plan provided for herein, as it may be amended from time to time.

20.51	PLAN ADMINISTRATOR.

The Committee appointed pursuant to Section 12.1 and designated to be the named fiduciary for purposes enumerated in Section 13.2(a).

20.52	PLAN COMPENSATION.

(a) Amounts Included in Plan Compensation. A Participant’s Plan Compensation includes the Participant’s wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with an Employer as described in this paragraph (a), other than those elements excluded in paragraph (b) below. Plan Compensation includes:

(1) Amounts received for time actually worked, including back pay for wages or salaries, if paid no later than the later of 2 1⁄2 months after the Participant’s severance from employment or the end of the Plan Year that includes the date of the Participant’s severance from employment;

(2) Any military "differential wage payment" as defined in Code section 3401(h)(2) if paid no later than the later of 2 1⁄2 months after the Participant’s severance from employment or the end of the Plan Year that includes the date of the Participant’s severance from employment;

(3) Amounts received for time not worked but paid under an approved benefit plan or policy of his Employer, including amounts paid for unused accrued bona fide sick, vacation, paid time off, or other leave that the Participant accrued in the course of employment, if the amounts described in this subparagraph (3) are paid by the pay date for the pay period that includes the date of the Participant’s Termination of Employment; and

(4) Irregular or additional compensation, including overtime pay, premiums for shift differentials, call-in premiums, commissions, and bonuses (other than bonuses excluded in paragraph (b)(2) below, but including productivity incentives, sales incentives, and Associate Incentive Plan payments) if the amounts described in this subparagraph (4) are paid by the pay date for the pay period that includes the date of the Participant’s Termination of Employment.

Plan Compensation includes any amounts described in this paragraph (a) that would have been received and includible in gross income but for an election to defer such amounts under Code sections 125(a), 134(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b). Plan Compensation shall be taken into account only while an Employee is a Participant in the Plan.

(b) Amounts Excluded from Plan Compensation. A Participant’s Plan Compensation does not include:

(1) Amounts attributable to reimbursements or other expense allowances (including travel expense reimbursements, moving expenses, or car or communication allowances), cash and non-cash fringe benefits (including adoption assistance, mortgage differentials, relocation expenses, or tuition reimbursements), or welfare benefits (including the cost of group life insurance);

(2) Sign-on bonuses, referral bonuses, retention bonuses, or bonuses received in payment of special awards for service or recognition unrelated to an incentive or commission plan, regardless of when any amounts described in this subparagraph (2) are paid;

(3) Any amount deferred under or paid pursuant to any nonqualified deferred compensation arrangement (either at the time of deferral or when paid to the Participant), any dividends paid on restricted stock awards, or amounts realized from the sale, exchange or disposition of stock acquired under stock options or stock bonus plans or in payment of benefits under a stock bonus plan, regardless of whether the amounts described in this subparagraph (3) are includable in gross income;

(4) Severance pay or any parachute payments within the meaning of section 280G(b)(2);

(5) Any irregular or additional compensation (including overtime pay, premiums for shift differentials, call-in premiums, and any bonus amounts) paid after the pay date for the pay period that includes the date of the Participant’s Termination of Employment; or

(6) Any amount, whether or not described in paragraph (a) above, that is not paid by the later of 2 1⁄2 months after the Participant’s severance from employment or the end of the Plan Year that includes the date of the Participant’s severance from employment.

(c) Limitations. Plan Compensation of any Participant for a Plan Year, other than for purposes of making Catch Up Contributions or Roth Catch Up Contributions, shall be limited to the first Plan Compensation a Participant receives in a Plan Year up to the amount specified in Code section 401(a)(17)(A) for the Plan Year, as that amount may be periodically adjusted for cost of living changes as provided in Code section 401(a)(17)(B) ($305,000 for 2022).

20.53	PLAN YEAR.

The 12-month period commencing on January 1 and ending on the immediately following December 31.

20.54	PRETAX CONTRIBUTIONS.

The Plan Compensation a Participant elects to defer and have contributed to the Trust on the Participant’s behalf by an Employer under Section 3.1, including any Pretax Contributions designated as regular Pretax Contributions (including both elective Pretax Contributions and automatic Pretax Contributions), voluntary Pretax Contributions, and catch-up Pretax Contributions.

20.55	PRETAX CONTRIBUTION ACCOUNT.

The Account established and maintained on behalf of a Participant to which shall be credited the Participant’s Pretax Contributions and a proportionate share of the net gains or losses of the Funds in which the Account is invested and from which shall be deducted withdrawals and distributions attributable to this Account.

20.56	PRIOR MATCHING CONTRIBUTIONS.

Matching contributions made on a pre-tax basis attributable to regular contributions made on an after-tax basis under the Plan prior to January 1, 1994 and currently credited to a Participant’s After-Tax Account.

20.57	PRIOR PLAN/ROLLOVER ACCOUNT.

The Account established and maintained on behalf of an Employee to reflect the Employee s interest in the Trust attributable to certain profit sharing plan assets which were merged, transferred, or consolidated with this Plan pursuant to Section 19.2 (including a proportionate share of net gains or losses on merged assets). The Prior Plan/Rollover Account shall also mean the Account established and maintained on behalf of an Employee to reflect the Employee s interest in the Trust attributable to the Employee s Rollover Contributions. An Employee shall at all times have a nonforfeitable interest in the Employee s Prior Plan/Rollover Account attributable to Rollover Contributions (including a proportionate share of net gains or losses on Rollover Contributions), unless all or any portion of the Prior Plan/Rollover Account is made subject to a vesting schedule if specified in Appendix B, Section B.2. Merged plan assets and Rollover Contributions will be maintained in separate subaccounts.

20.58	PROFIT SHARING CONTRIBUTION.

Any contributions of an Employer, as may be declared by the Employer, to the Trust designated as profit sharing contributions under the terms of the Plan made with respect to Plan Years after 2011.

20.59	PROFIT SHARING CONTRIBUTION ACCOUNT.

The Account established and maintained on behalf of a Participant to which shall be credited the Participant’s Profit Sharing Contributions and a proportionate share of the net gains or losses of the Funds in which the Account is invested and from which shall be deducted withdrawals and distributions attributable to this Account.

20.60	QUALIFIED AUTOMATIC CONTRIBUTION ARRANGEMENT.

The automatic enrollment and contribution arrangement described in Sections 2.2(b) and 3.1(a)(2)- (4) designed to meet the requirements of Code sections 401(k)(13), 401(m)(12) and 414(w).

20.61	QUALIFIED DEFAULT INVESTMENT ALTERNATIVE.

The investment option designated as the default investment alternative by the Plan Administrator that meets the requirements of Department of Labor Regulations section 2550.404c-5.

20.62	QUALIFIED MILITARY SERVICE.

Any service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code) by an Employee if such Employee is entitled to reemployment rights on or after December 12, 1994 under such chapter with respect to such service.

20.63	QUALIFIED PERCENTAGE.

The percentage of Plan Compensation contributed to the Plan as an automatic Pretax Contribution on behalf of an Automatic Enrollment Participant under Section 3.1(a)(2).

20.64	RELATED EMPLOYER.

Either (i) a member of a “controlled group of corporations” (as defined in Code section 1563(a), determined without regard to Code sections 1563(a)(4) and (e)(3)(C), except, that for the purposes of Section 10.3, the phrase “more than 50%” shall be substituted for the phrase “at least 80%” in Code section 1563(a)(1)) of which the Sponsoring Employer is a member; (ii) an unincorporated trade or business which is under common control with an Employer, as determined under Code section 414(c); (iii) any subsidiary or affiliate of the Sponsoring Employer designated by the Sponsoring Employer to be a Related Employer; or (iv) any other entity required to be aggregated with the Sponsoring Employer or an Employer pursuant to regulations issued under Code section 414(o).

20.65	REQUIRED BEGINNING DATE.

The date specified in Section 6.2 by which benefits must be distributed, or commence being distributed, in accordance with Code section 401(a)(9).

20.66	RETIREMENT ACCOUNT.

The Account established and maintained on behalf of a Participant to which shall be credited the Participant’s share of (i) Retirement Contributions made with respect to Plan Years beginning before January 1, 2011, (ii) the actuarial value of the Participant’s accrued benefit under the Humana Inc. Retirement Plan, which terminated effective December 31, 1982, and which was transferred to the Prior Retirement Plan (as defined in Section 1.2) and, subsequently, to this Plan, and (iii) a proportionate share of the net gains or losses of the Fund or Funds in which this Account is invested and from which shall be deducted distributions attributable to this Account.

20.67	RETIREMENT CONTRIBUTIONS.

The contributions of an Employer to the Trust pursuant to Section 3.1 made with respect to Plan Years prior to January 1, 2011.

20.68	ROLLOVER CONTRIBUTIONS.

Rollover amounts or rollover contributions described in Code section 402(c) which are transferred from an Eligible Retirement Plan to the Trust and held on behalf of a Participant in the Participant’s Prior Plan/Rollover Account.

20.69	ROTH ACCOUNT.

The Account established and maintained on behalf of a Participant to which shall be credited the Participant’s Roth Contributions and a proportionate share of the net gains or losses of the Funds in which such Account is invested and from which shall be deducted withdrawals and distributions attributable to this Account.

20.70	ROTH CONTRIBUTIONS.

The Plan Compensation a Participant elects to defer and have contributed to the Trust on the Participant’s behalf by an Employer under Section 3.2, including any Deferral Contributions the Participant irrevocably designates as elective Roth Contributions, voluntary Roth Contributions, and catch-up Roth Contributions, made in lieu of any Pretax Contributions.

20.71	ROTH CONVERSION ACCOUNT.

The Account established and maintained on behalf of a Participant to which shall be credited the Participant’s Roth Conversion Contributions and a proportionate share of the net gains or losses of the Funds in which such Account is invested and from which shall be deducted withdrawals and distributions attributable to this Account.

20.72	ROTH CONVERSION CONTRIBUTIONS.

A qualified rollover contribution (within the meaning of Code section 408A(e)) to a Participant’s Roth Conversion Account which constitutes a taxable rollover to a designated rollover account subject to the requirements of Code section 402A(c)(4). A Participant’s Roth Conversion Contributions shall be maintained in a separate Roth Conversion Account.

20.73	ROTH ROLLOVER ACCOUNT.

The Account established and maintained on behalf of a Participant to which shall be credited the Participant’s Roth Rollover Contributions and a proportionate share of the net gains or losses of the Funds in which such Account is invested and from which shall be deducted withdrawals and distributions attributable to this Account.

20.74	ROTH ROLLOVER CONTRIBUTIONS.

Rollover Contributions rolled over directly from a properly segregated and designated Roth elective deferral account under an eligible retirement plan described in Code section 402A(e)(1). Roth Rollover Contributions of an Employee shall be maintained in a separate Roth Rollover Account.

20.75	SELF-DIRECTED BROKERAGE ACCOUNT.

The sub-account within a Participant’s Accounts established and maintained on behalf of a Participant at the Participant’s direction pursuant to Section 4.4 to invest in investment alternatives other than the Funds.

20.76	SERVICE.

An Employee s Service shall include the period beginning on the date the Employee first performs an Hour of Service and continuing throughout:

(a) The period during which the Employee performs services to an Employer as an Employee;

(b) All periods of approved leave of absence in accordance with the Sponsoring Employer’s written leave of absence policy during which the Employee performs no service to an Employer as an Employee; and

(c) All periods of service credited under Article 17.

An Employee s Service shall end on the date on which the Employee resigns, retires, is discharged or dies.

20.77	SPONSORING EMPLOYER.

Humana Inc., a Delaware corporation, and any successor employer by merger, purchase of assets or otherwise who adopts the Plan and the Trust Agreement as the sponsor of the Plan.

20.78	SPOUSAL CONSENT.

Consent to any action taken by Participant that requires Spousal Consent under the Plan given by the Spouse to whom the Participant is married at the time the consent is given. Spousal Consent must be in the form and manner prescribed by the Plan Administrator, in writing, witnessed by a notary public and limited to a benefit (or a form of benefit) for the Participant or a specific alternate Beneficiary. A Spouse s consent may not be revoked by the Spouse. Notwithstanding requirement for Spousal Consent in any provision of the Plan, if the Participant establishes to the satisfaction of a Plan representative that written consent may not be obtained because the Participant has no Spouse or his Spouse cannot be located, a written statement by the Participant attesting to the relevant facts and circumstances will be deemed Spousal Consent. Any Spousal Consent provided by a Participant’s Spouse will not be valid with respect to any other Spouse of the Participant.

20.79	SPOUSE.

The person who is legally married to the Participant for purposes of the Code on (i) the date Spousal Consent is given, (ii) the date payment of the Participant’s Benefit commences, or (iii) the Participant’s date of death, as applicable under the specific terms of the Plan. The Plan Administrator may rely on the Participant’s written statement regarding that Participant’s marital status.

20.80	TERMINATION OF EMPLOYMENT.

(a) The termination of a Participant’s employment with an Employer or a Nonparticipating Employer, whether voluntary or involuntary, including (i) retirement on or after the Participant’s Normal Retirement Date, (ii) termination from employment resulting from Disability, or (iii) death.

(b) For purposes of Section 6.2(a), (i) a Termination of Employment will not occur if an Employee transfers employment from one Employer to another Employer or from an Employer to a Nonparticipating Employer; and (ii) a Participant on leave for Qualified Military Service for a period of at least 30 days shall be deemed to have a Termination of Employment to the extent required under Code section 414(u)(12).

20.81	TRUST.

All cash, securities or other property received by the Trustee as Contributions (or as asset transfers pursuant to Section 19.2) and all securities or other property purchased or acquired therewith or therefrom, together with any increase, accretion or accumulation thereon, and income therefrom, less distributions, payments or expenditures therefrom as authorized herein, which is held in the Trust pursuant to the Plan.

20.82	TRUST AGREEMENT.

The written agreement establishing the Trust entered into between the Sponsoring Employer and the Trustee, as it may be amended from time to time.

20.83	TRUSTEE.

The Trustee named in the Trust Agreement, and any successor Trustee or Trustees designated in the manner provided in the Trust Agreement who accepts the Trust Agreement.

20.84	VALUATION DATE.

Each business day during the Plan Year when the stock market is open.

20.85	YEARS OF RETIREMENT SERVICE.

(a) Periods of Service. For purposes of determining a Participant’s Normal Retirement Date, except as provided in subsection (b), a Participant shall be credited with a Year of Retirement Service for each 12-month period beginning on the date the Employee first performs an Hour of Service and continuing throughout the Employee’s period of Service.

(b) Rehire. If a Participant experiences a Termination of Employment and is later rehired by an Employer, service prior to the Termination of Employment will be included in determining a Participant’s Years of Retirement Service only if the period between the Participant’s Termination of Employment date and the date the Participant is credited with an Hour of Service is less than the lesser of:

(1) Three years; or

(2) The period of continuous service credited under subsection (a) prior to the Participant’s Termination of Employment date.

20.86	YEARS OF VESTING SERVICE.

For purposes of vesting in Matching Contributions under Section 5.2(a), Profit Sharing Contributions under Section 5.2(b), and employer matching contributions of a prior employer in a Prior Plan/Rollover Account under Section 5.2(c), Service credited under Section 5.2(d). Partial Years of Vesting Service will be included only to the extent that, when aggregated, they equal whole years of Vesting Service.

*     *     *     *

IN WITNESS WHEREOF, the Sponsoring Employer, by its duly authorized officer, has on this 14th day of December, 2021, caused this amended and restated Humana Retirement Savings Plan to be duly executed and to generally be effective as of January 1, 2022, except as otherwise stated.

HUMANA INC.

By:	/s/ Cindy Zipperle
Name:	Cindy Zipperle
Title:	SVP, Chief Accounting Officer and Controller

APPENDIX A — SCHEDULE OF EMPLOYERS

A.1	EMPLOYERS AS OF JANUARY 1, 2022

EMPLOYER	EIN
Arcadian Health Plan, Inc.	20-1001348
CarePlus Health Plans, Inc.	59-2598550
CDO 1, LLC	35-2608414
CompBenefits Company	59-2531815
Complex Clinical Management, Inc.	45-3713941
Conviva Care Solutions II, LLC	85-3191430
Edge Health MSO, Inc.	84-2214810
Enclara Pharmacia, Inc.	23-3068914
Harris, Rothenberg International Inc. (HRI)	27-1649291
Humana at Home, Inc.	13-4036798
Humana At Home 1, Inc.	65-0274594
Humana Benefit Plan of South Carolina, Inc.	84-3226630
Humana Digital Health and Analytics Platform Services, Inc. (formerly Transcend Insights, Inc.)	80-0072760
Humana Government Business, Inc.	61-1241225
Humana Healthcare Research, Inc.	42-1575099
Humana Health Company of New York, Inc.	26-2800286
Humana Health Insurance Company of Florida, Inc.	61-1041514
Humana Health Plan of California, Inc.	26-3473328
Humana Health Plan of Texas, Inc.	61-0994632
Humana Inc.	61-0647538
Humana Insurance Company	39-1263473
Humana MarketPOINT, Inc.	61-1343508
Humana Pharmacy, Inc.	61-1316926
Humana Pharmacy Solutions, Inc.	45-2254346
Go365, LLC (formerly HumanaVitality, LLC)	27-4535747
SeniorBridge Family Companies (FL), Inc.	65-1096853
SeniorBridge Family Companies (NY), Inc.	36-4484443

APPENDIX B — PROVISIONS APPLICABLE TO MERGED PARTICIPANTS

This Appendix B sets forth provisions applicable to Merged Participants who became Employees in connection with a transaction described in Sections 5.2(c)(2) or 19.2. Benefits of participants in Merged Plans who did not become Employees of an Employer shall be determined according to the terms of the plan in which they participated in effect as of the date of their termination of employment and shall be distributed according to the provisions of Article 6.

This Appendix B reflects mergers as of: January 1, 2022.

B.1	MERGED PLANS, MERGED PARTICIPANTS, AND MERGED DATE.

The following chart sets forth the Merged Plans with respect to the applicable Merged Participants that were merged with and into the Plan as of the Merged Dates and the Participation Date on which such Merged Participants began participating in the Plan.

Merged Plan	Merged Participants	Participation Date	Merged Date
The Prime Health 401(k) Plan (“Prime Health 401(k) Plan”) and the Community Group Health Plan dba Prime Health Retirement Plan (“Prime Health Retirement Plan”) (collectively the “Prime Health Plans”)	PRIME HEALTH PARTICIPANTS: Eligible employees of Care Networks or another employer participating in the Prime Health Plans who were participants of the Prime Health Plans and who became Participants in the Plan.	January 1, 1994	January 1, 1994

CNI 401(k) Salary Reduction Plan and Trust (“CNI Plan”)	CNI PARTICIPANTS: Eligible employees of CareNetwork, Inc. and Network EPO, Inc. and participants in the CNI Plan who became Participants in the Retirement Accounts and Pretax Contribution Accounts of the Plan in connection with the merger of the CNI Plan into the Plan.	December 20, 1994	December 20, 1994

Med-Pay, Inc. Employees’ 401(k) Plan (“Med-Pay Plan”)	MED-PAY PARTICIPANTS: Eligible employees of Humana/Med-Pay, Inc. (“Med- Pay”), formerly known as Med- Pay, Inc., and participants in the Med-Pay Plan who became Participants in the Plan in connection with the merger of the Med-Pay Plan into the Plan.	June 7, 1995	March 1997

The HMO California Retirement Savings Plan (“HMO Plan”)	HMO CALIFORNIA PARTICIPANTS: Eligible employees of HMO California and members in the HMO Plan who became Participants in the Plan in connection with the merger of the HMO Plan into the Plan.	April 1, 1996	September 1996

Merged Plan	Merged Participants	Participation Date	Merged Date
Centerstone Insurance and Financial Services Savings and Investment Plan (“Centerstone Plan”)	CENTERSTONE PARTICIPANTS: Eligible employees of Centerstone Insurance and Financial Services who were participants in the Centerstone Plan and who became Participants in the Pretax Contribution Accounts and Matching Contribution Accounts of the Plan in connection with the merger of the Centerstone Plan into the Plan.	January 1, 1996	July 1996

Employers Health Insurance Company Profit Sharing Plan (“Employers Plan”)	DENTAL CONCERN PARTICIPANTS: Eligible employees of The Dental Concern Insurance Company (“Dental Concern”) and participants employed by Dental Concern in Employers Plan who became Participants of the Plan in connection with the merger of the Employers Plan into the Plan.	April 1, 1996 for purposes other than receiving Retirement Contributions and January 1, 1997 for purposes of receiving Retirement Contributions	April 1996

Employers Health Insurance Company Profit Sharing Plan (“Employers Plan”)	EMPLOYERS HEALTH PARTICIPANTS: Eligible employees of The Barrington Group, LTD. and Employers Health Insurance Company and participants in the Employers Plan who became Participants in the Plan in connection with the merger of the Employers Plan into the Plan.	April 1, 1996	April 1996

PCA 401(k) Retirement Plan (“PCA Plan”)	PCA PARTICIPANTS: Eligible employees (excluding those who reside and are primarily employed in Puerto Rico) of Physician Corporation of America and participants in the PCA Plan who became Participants in the Plan in connection with the merger of the PCA Plan into the Plan.	July 1, 1998	September 1998

Physicians Association dba ChoiceCare Savings Plan (“ChoiceCare 401(k) Plan”) and the ChoiceCare Money Purchase Pension Plan (“ChoiceCare MPP Plan”) (collectively, the “ChoiceCare Plans”)	CHOICECARE PARTICIPANTS: Eligible employees of Midwest Foundation Independent Physicians Association dba ChoiceCare and participants in the ChoiceCare Plans who became Participants in the Plan in connection with the merger of the ChoiceCare Plans into the Plan.	July 1, 1998	September 1998

Merged Plan	Merged Participants	Participation Date	Merged Date
Memorial Sisters of Charity Health Network I, Inc. 401(k) Plan (“Memorial Plan”)	MEMORIAL PARTICIPANTS: Eligible employees with accounts in the Memorial Plan who became Participants in the Plan in connection with the merger of the Memorial Plan into the Plan.	January 1, 2001	January 1, 2001
Ochsner Health Plan, Inc. Retirement Savings Plan (“Ochsner Plan”)	OCHSNER PARTICIPANTS: Eligible employees with accounts in the Ochsner Plan who became Participants in the Plan in connection with the merger of the Ochsner Plan into the Plan	January 1, 2005	January 1, 2005

The CPHP Holdings, Inc. 401(k) Plan (“CPHP Plan”)	CPHP PARTICIPANTS: Eligible participants in the CPHP Plan who were employees of CPHP Holdings, Inc., including CAC-Florida Medical Centers, LLC, CarePlus Health Plans, Inc., CarePlus Transportation, LLC, and PrescribeIT Rx, LLC who became Participants in the Plan in connection with the merger of the CPHP Plan into the Plan.	January 1, 2006	December 1, 2007

The Employee Benefits Plan of CHA Health, Inc. (“CHA Plan”)	CHA PARTICIPANTS: Eligible employees of CHA Health, Inc., who were participants in the CHA Plan and became Participants in the Plan in connection with the merger of the CHA Plan into the Plan.	January 1, 2007	January 1, 2007

Corphealth, Inc. Savings and Investment Plan (“Corphealth Plan”)	CORPHEALTH PARTICIPANTS: Eligible employees of Corphealth, Inc. who became Participants in the Plan in connection with the merger of the Corphealth Plan into the Plan	January 1, 2008	January 1, 2008

CompBenefits Corporation 401(k) Plan (“CompBenefits Plan”)	COMPBENEFITS PARTICIPANTS: Eligible employees of CompBenefits Corporation who were participants in the CompBenefits Plan and became Participants in the Plan in connection with the merger of the CompBenefits Plan into the Plan.	April 1, 2008	May 1, 2008

KMG America Corporation 401(k) Plan (“KMG Plan”)	KMG PARTICIPANTS: Eligible employees of KMG America Corporation who were participants in the KMG Plan who became Participants in the Plan in connection with the merger of the KMG Plan into the Plan.	April 1, 2008	May 1, 2008

Merged Plan	Merged Participants	Participation Date	Merged Date
DefenseWeb Technologies, Inc. 401(k) Profit Sharing Plan and Trust (“DefenseWeb Plan”)	DEFENSEWEB PARTICIPANTS: Eligible employees of DefenseWeb Technologies, Inc. who became Participants in the Plan in connection with the merger of the DefenseWeb Plan into the Plan.	January 1, 2014	January 1, 2014

SeniorBridge 401(k) Plan	SENIORBRIDGE PARTICIPANTS: Eligible employees of SeniorBridge Family Companies, Inc. and its participating affiliated companies who became Participants in the Plan in connection with the merger of the SeniorBridge 401(k) Plan into the Plan.	January 1, 2014	February 1, 2014

HumanaVitality 401(k) Plan	HUMANAVITALITY PARTICIPANTS: Eligible employees of HumanaVitality, LLC who became participants in the Plan in connection with the merger of the HumanaVitality 401(k) Plan into the Plan	December 21, 2014	February 2015

Conviva Care Solutions, LLC 401(k) Plan	CONVIVA PARTICIPANTS: Employees who were employees of Conviva Care Solutions, LLC on the last Valuation Date preceding December 31, 2020, and became employees of Conviva Care Solutions II, LLC effective
	January 1, 2021	January 1, 2021	December 31, 2020

B.2	VESTING.

A Merged Participant who had received contributions subject to a vesting schedule under a Merged Plan and who became an Employee of an Employer and is credited with an Hour of Service on or after the applicable Specified Date shall have the applicable vesting schedule specified below applied to such contributions, which shall be held under the Plan in the Merged Participant’s Prior Plan/Rollover Account.

Merged Participants	Specified Date	Applicable Vesting Schedule
		Years of Vesting Service	Vested Percentage of Account
SeniorBridge Participants	February 1, 2014	Less than 1 1 but less than 2 2 or more	0% 20% 100%

Merged Participants	Specified Date	Applicable Vesting Schedule
All other Merged Participants	The Participation Date for such Merged Participants specified in Section B.1	Years of Vesting Service Less than 2 2 or more	Vested Percentage of Account 0% 100%

B.3	ADDITIONAL SOURCES FOR LOANS.

In addition to the Account sources for loans permitted under Article 7, the Merged Participants below may receive loans with respect to any portion of their applicable identified Accounts:

Merged Participants	Accounts
Prime Health Participants	The Prime Health Participant’s Thrift Account which is attributable to assets transferred from the Prime Health 401(k) Plan.

B.4	PRIOR SERVICE CREDIT FOR ACQUIRED EMPLOYEES.

The following Participants shall be eligible to begin participating in the Plan with respect to Section 2.1(a)(1) and 2.1(a)(2) on the corresponding specified date below and, pursuant to Section 5.2(c)(2), shall be credited with service with the prior employer for purposes of Section 5.2(a) and (b).

Prior Employer	Acquired Employees	Specified Date
America’s Health Choice	Employees hired by the Sponsoring Employer on November 1, 2007 who were employees of America’s Health Choice on October 31, 2007	November 1, 2007

Pacificare of Nevada Medicare (Secure Horizon)	Employees hired by the Sponsoring Employer on May 1, 2008 who were Employees of Pacificare of Nevada Medicare (Secure Horizon) on April 30, 2008	May 1, 2008

OSF Health Plans, Inc.	Employees hired by the Sponsoring Employer on May 23, 2008 who were employees of OSF Health Plans, Inc. on May 22, 2008	May 23, 2008

Green Ribbon Health	Employees hired by the Sponsoring Employer on August 16, 2008 who were employees of Green Ribbon Health on August 15, 2008	August 16, 2008

Metcare Health Plans, Inc.	Employees hired by the Sponsoring Employer on August 30, 2008 who were employees of Metcare Health Plans on July 31, 2008	August 30, 2008

PHP Companies, Inc. d/b/a Cariten Healthcare (“Cariten”),	Employees hired by the Sponsoring Employer on November 1, 2008 who were employees of Cariten on October 31, 2008	November 1, 2008

Prior Employer	Acquired Employees	Specified Date
Evergreen Health Plan	Employees hired by the Sponsoring Employer in February, 2009 who were employees of Evergreen Health Plan on January 1, 2009	February, 2009

Hummingbird Coaching Services	Employees hired by the Sponsoring Employer on July 1, 2010 who were employees of Hummingbird on June 30, 2010	July 1, 2010

Destiny Management Company, LLC (Vitality)	Employees hired by the Sponsoring Employer on April 1, 2011 who were employees of Destiny Management Company on March 31, 2011	April 1, 2011

Anvita, Inc.	Employees who were employees of Anvita on the last Valuation Date preceding December 7, 2012	December 7, 2011

M.D. Care, Inc.	Employees who were employees of M.D. Care on the last Valuation Date preceding January 1, 2012	January 1, 2012

Arcadian Management Systems, Inc.	Employees who were employees of Arcadian Management Systems on the last Valuation Date preceding July 1, 2012	July 1, 2012

Harris, Rothenberg International, Inc.	Employees who were employees of Harris, Rothenberg International, Inc. on the last Valuation Date Preceding August 1, 2012	August 1, 2012

Certify Data Systems, Inc.	Employees who were employees of Certify Data Systems, Inc. on the last Valuation Date preceding November 1, 2012	November 1, 2012

American Eldercare, Inc.	Employees who were employees of American Eldercare, Inc. on the last Valuation Date preceding September 7, 2013	September 7, 2013

St. Mary s Medical Park Pharmacy, Inc.	Employees who were employees of St. Mary s Medical Park Pharmacy, Inc. on the last Valuation Date preceding January 1, 2014	January 1, 2014

HumanaVitality, LLC	Employees who were employees of HumanaVitality, LLC on the last Valuation Date preceding November 26, 2014	December 21, 2014

Conviva Care Solutions, LLC	Employees who were employees of Conviva Care Solutions, LLC on the last Valuation Date preceding December 31, 2020, and became employees of Conviva Care Solutions II, LLC effective January 1, 2021	January 1, 2021

APPENDIX C — SPECIAL PROVISIONS AND ADDITIONAL PROVISIONS

APPLICABLE TO CERTAIN PARTICIPANTS

This Appendix C sets forth special provisions and additional provisions applicable to certain groups of Participants identified below.

This Appendix C reflects all additional provisions as of: January 1, 2022.

C.1	FULL VESTING EVENTS.

The following chart sets forth all groups of employees described in Section 5.3(d) who are fully vested in the contributions credited to the corresponding Accounts identified below, including the proportionate share of the net gains or losses on such contributions, regardless of their Years of Vesting Service, as of the corresponding Full Vesting Date.

Identified Group Of Employees	Full Vesting Date	Accounts
Individuals who, on October 31, 2015, were both Participants in the Plan and Employees of St. Mary’s Medical Park Pharmacy, Inc.	October 31, 2015	Matching Contribution Accounts

C.2	PROFIT SHARING CONTRIBUTION ALLOCATIONS

As provided in Section 3.5, the Employers listed below have designated the following Profit Sharing Contributions be made to the Trust, in an amount and to the Participants specified below, which will vest according to the corresponding vesting schedule.

Employer	Participants Eligible for an Allocation	Amount of Profit Sharing Contribution	Definition of Eligible Compensation Used	Vesting Schedule
Arcadian Management Systems, Inc.	Eligible Employees who were employed by Arcadian Management Systems, Inc. on the last Valuation Date immediately preceding July 1, 2012	5% of “Eligible Compensation”	Eligible Compensation means compensation as defined by the Arcadian Management Services 401(k) Plan paid on or after April 1, 2012 and before July 1, 2012	Eligible Employees will vest in their Profit Sharing Contribution upon completion of two Years of Vesting Service